EXHIBIT 2.3

DESCRIPTION OF SECURITIES REGISTERED

UNDER SECTION 12 OF THE U.S. SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

As of December 31, 2019, the registrant had the following series of securities registered pursuant to Section 12 of the U.S. Securities Exchange Act of 1934, as amended:

Table	Title of each class:	Trading Symbol	Name of each exchange on which registered
I	Common shares, without par value	—	New York Stock Exchange*
II	American Depositary Shares (evidenced by American Depositary Receipts), each representing four common shares	ERJ	New York Stock Exchange
III	5.150% Notes due 2022 of Embraer S.A.(1)	ERJ/22	New York Stock Exchange
	5.050% Guaranteed Notes due 2025 of Embraer Netherlands Finance B.V. (1)	ERJ/25	New York Stock Exchange
	5.40% Guaranteed Notes due 2027 of Embraer Netherlands Finance B.V. (1)	ERJ/27	New York Stock Exchange

*	Not for trading purposes, but only in connection with the trading on the New York Stock Exchange of American Depositary Shares representing those common shares.
(1)

In connection with of our then pending strategic partnership with The Boeing Company, in March 2020, after receiving the requisite consents from holders of our notes due 2022, 2025 and 2027, we started the process to deregister these notes with the SEC and delist the same notes from the New York Stock Exchange. These notes were delisted from the New York Stock Exchange on April 13, 2020.

Capitalized terms used but not defined herein have the meanings given to them in our Annual Report on Form 20-F for the fiscal year ended December 31, 2019 to which this Exhibit 2.3 is an exhibit.

I.	Common Shares

Set forth below is certain information concerning our authorized and issued share capital and a brief summary of certain significant provisions of our bylaws and Brazilian corporate law. This description does not purport to be complete and is qualified by reference to our bylaws (an English translation of which we have filed with the SEC) and to Brazilian corporate law.

A copy of our bylaws is attached to our Annual Report on Form 20-F to which this Exhibit 2.3 is an exhibit as Exhibit 1. We encourage you to read our bylaws and the applicable sections of our Annual Report on Form 20-F to which this Exhibit 2.3 is an exhibit for additional information.

Share Capital

As of the date of our Annual Report on Form 20-F to which this Exhibit 2.3 is an exhibit, we have a total authorized capital of 1,000,000,000 shares, of which 740,465,044 common shares were issued, including one special “golden share” held by the Brazilian government. The golden share provides the Brazilian government with veto rights in certain specific circumstances. Our common shares are publicly traded in Brazil on the B3, under the ticker symbol EMBR3.

There have been no significant changes in percentage ownership by any major shareholder in the past three years. On March 31, 2020, we had approximately 62,634 holders of common shares, including common shares in the form of ADSs. On March 31, 2020, an aggregate of 88,064,869 common shares in the form of ADSs were held by 143 record holders, including DTC in the United States.

Changes to our Share Capital

Our bylaws authorize the issuance of up to 1,000,000,000 common shares by a resolution of the board of directors, irrespective of any amendment to our bylaws and of shareholder approval.

Each of our shareholders has a general preemptive right to subscribe for shares in the event of any capital increase, or securities convertible into shares, in proportion to its shareholding, except in the event of the grant and exercise of any option to acquire shares of our capital stock. For additional information on the preemptive rights assigned to our shareholders, see “—Preemptive Rights.”

The golden share entitles the Brazilian government to veto any proposed change in the bylaws relating to the rights afforded to the golden share, among other things. For additional information on the golden share, see “—Voting Rights—Golden Share”.

Our bylaws provides that our capital stock shall be divided exclusively into common shares.

Changes to rights granted to common shares under our bylaws would generally require an amendment to our bylaws. Under the Brazilian Corporate Law, an amendment to our bylaws requires shareholder approval in a shareholders’ meeting. Changes to our bylaws would generally require approval by a simple majority vote of holders of common shares, except for matters that require the approval of shareholders representing at least one-half of the issued and outstanding voting shares or for matters subject to the approval of our golden share. For additional information on qualified quorum matters and on voting rights relating to the golden share, see “—Voting Rights—Qualified Quorum Matters” and “—Voting Rights—Golden Share,” respectively.

Voting Rights

Each common share is generally empowered with one vote at the general shareholders’ meeting. Pursuant to our bylaws and the B3 listing agreement in connection with the listing of our shares on the Novo Mercado listing segment of B3, we cannot issue shares without voting rights or with restricted voting rights.

The Brazilian Corporate Law and our bylaws require that all our shareholders’ meetings be called by publication of a notice in the Diário Oficial do Estado de São Paulo (official government publication of the State of São Paulo), and in a newspaper of general circulation in the city where our headquarters are located, currently the O Vale in São José dos Campos, at least 30 days prior to the meeting, and in another newspaper of general circulation in São Paulo, where the São Paulo Stock Exchange is located, currently the Valor Econômico. The quorum to hold shareholders’ meetings at first call is the presence of shareholders representing 25% of the common shares (except for meetings convened to amend our bylaws or to waive the public tender offer required for delisting from Novo Mercado, which require a quorum of at least two-thirds of the common shares at first call); and at second call the meeting can be held with the presence of any number of shareholders.

According to our bylaws, in order to attend a shareholders’ meeting, a shareholder must show the ownership of the shares it intends to vote by showing an identification document and a proof of share ownership. Our shareholders may be represented at shareholders’ meetings by a proxy, issued within a one-year period prior to the meeting to (1) one of our directors or officers, (2) a lawyer or (3) a financial institution. Notwithstanding the above, the CVM decided on November 4, 2014 that shareholders that are legal entities may be represented at shareholders’ meetings by their legal representatives or by a duly appointed attorney-in-fact, pursuant to the bylaws and related corporate instruments of the legal entities and pursuant to the Brazilian Civil Code. Investment funds must be represented by their administrator.

Alternatively, the shareholders might participate in a shareholders’ meetings through a remote voting mechanism, which is regulated by CVM Rule No. 561, as amended, and aims to facilitate the participation of shareholders in general meetings either through the vote or through the submission of proposals and candidates for the election of members of the board of directors or fiscal council. For this purpose, this regulation provided the following:

•	the creation of a remote voting bulletin through which shareholders may exercise their right to vote prior to the date the shareholders’ meeting is held;

•

the possibility of inclusion of candidates and proposals of deliberation of minority shareholders in that bulletin, with due observance of certain percentages of equity interest, in order to facilitate shareholders’ participation in shareholders’ meetings; and

•

the deadlines, procedures and ways of sending this bulletin, which may be forwarded by the shareholder: (a) to the custodian (if the shares held by the shareholder are kept at a centralized deposit) or; (b) to the book-entry agent of the shares issued by the company (if such shares are not kept at a centralized deposit); or (c) directly to the company.

According to the Brazilian Corporate Law, the common shares are entitled to dividends in proportion to their share of the amount available for distribution. For additional information on payment of dividends on our shares, see “Item 8. Financial Information—8A. Consolidated Statements and Other Financial Information—Dividends and Dividend Policy” of our Annual Report on Form 20-F to which this Exhibit 2.3 is an exhibit. In addition, upon any liquidation of the company, the common shares are entitled to return of capital in proportion to their share of our shareholders’ equity.

According to the Brazilian Corporate Law, neither our bylaws nor actions taken at a shareholders’

•	the right to participate in the distribution of profits;

•	the right to participate equally and proportionally in any remaining residual assets in the event of liquidation of the company;

•	preemptive rights in the event of issuance of shares, convertible debentures or warrants, except in some specific circumstances under Brazilian law described in “—Preemptive Rights;”

•	the right to supervise our management in accordance with Article 109 of the Brazilian Corporate Law; and

•	the right to appraisal rights in the cases specified in the Brazilian Corporate Law, which are described in “Redemption and Right of Withdrawal.”

Qualified Quorum Matters

Under the Brazilian Corporate Law, the approval of shareholders representing at least one-half of the issued and outstanding voting shares is required for the matters described below:

•	reducing the mandatory distribution of dividends;

•	changing our corporate purpose;

•	merging into or consolidating with another company, subject to the conditions set forth in the Brazilian Corporate Law;

•

transferring all of our shares to another company or receiving shares of another company in order to make the company whose shares were transferred a wholly owned subsidiary of the other company, known as a merger of shares (incorporação de ações);

•	participating in a centralized group of companies as defined under the Brazilian Corporate Law and subject to the conditions set forth therein;

•	conducting a spin-off;

•	dissolving or liquidating us;

•	canceling any ongoing liquidation of us; or

•	creating preferred shares with greater privileges than the existing shares or changing a priority, preference, privilege or condition of redemption or amortization of preferred shares.

In the event of the last item described above, the approval of shareholders representing the majority of issued and outstanding shares of the affected class would also be required. Our bylaws currently provide that our capital stock shall be divided exclusively into common shares and the only special class is our golden share. For additional information on the golden share, see “—Golden Share.”

Limitations on the Voting Rights of Certain Holders of Common Shares

Our bylaws provide that, at any shareholders’ meeting, no shareholder or group of shareholders, including brokers acting on behalf of one or more holders of ADSs, may exercise votes representing more than 5% of the quantity of shares into which our capital stock is divided. Votes that exceed this 5% threshold will not be considered. For additional information on the limitations on the voting rights of certain holders of common shares, see “Item 10. Additional Information—Memorandum and Articles of Association—Description of Capital Stock—Voting Rights of Shares—Limitations on the Voting Rights of Certain Holders of Common Shares” of our Annual Report on Form 20-F to which this Exhibit 2.3 is an exhibit.

Limitations on the Voting Rights of Non-Brazilian Shareholders

In accordance with the edital (invitation to bid) issued by the Brazilian government in connection with the privatization of Embraer in 1994, voting participation of non-Brazilian holders of Embraer common shares was limited to 40% of Embraer common shares votes at the shareholders’ meeting.

Our bylaws provide that, at any shareholders’ meeting, non-Brazilian shareholders and groups of non-Brazilian shareholders may not exercise voting rights representing more than two-thirds of the total votes of all of the Brazilian shareholders present at the meeting. The total number of votes that may be exercised by Brazilian shareholders and by non-Brazilian shareholders will be assessed after giving effect to the 5% voting limitation described above in “—Limitations on the Voting Rights of Certain Holders of Common Shares.” Votes of non-Brazilian shareholders that exceed this two-thirds threshold will not be considered. If the total vote of non-Brazilian shareholders at any shareholders’ meeting exceeds two-thirds of the votes that may be exercised by the Brazilian shareholders present at such meeting, the number of votes of each non-Brazilian shareholder will be proportionately reduced so that the total vote of non-Brazilian shareholders does not exceed two-thirds of the total votes that can be exercised by Brazilian shareholders present at the shareholders’ meeting.

For additional information on the limitations on the voting rights of non-Brazilian shareholders, see “Item 10. Additional Information—Memorandum and Articles of Association—Description of Capital Stock—Voting Rights of Shares—Limitations on the Voting Rights of Non-Brazilian Shareholders” of our Annual Report on Form 20-F to which this Exhibit 2.3 is an exhibit.

Golden Share

The golden share is held by the Federative Republic of Brazil. The golden share is entitled to the same voting rights as the holders of common shares. In addition, the golden share entitles the holder thereof to veto rights over the following corporate actions:

•	change of our name and corporate purpose;

•	modification and/or application of our logo;

•	creation and/or alteration of military programs (whether or not involving Brazil);

•	development of third-party skills in technology for military programs;

•	discontinuance of the supply of spare parts and replacement parts for military aircraft;

•	transfer of our control;

•

any amendments to the list of corporate actions over which the golden share carries veto rights, including the right of the Brazilian government to appoint one acting member to our board of directors and the right of our employees to appoint two acting members to our board of directors and to the rights conferred to the golden share; and

•

changes to certain provisions of our bylaws pertaining to voting restrictions, rights of the golden share and the mandatory tender offer requirements applicable to holders of 35% or more of our outstanding shares.

The matters listed above are subject to prior approval by our board of directors, followed by prior notices to the Brazilian government and to the Brazilian Ministry of Finance. Within 30 days from the notice, the Brazilian government, as holder of the golden share, may exercise its veto rights. After such period or the pronouncement from the Brazilian government, the board of directors shall meet. In case of rejection of the Brazilian government, the board of directors shall reconsider the previous resolution. In case of approval or in the absence of a response from the Brazilian government within the 30-day period, the previous resolution will be ratified and will be deemed to have been approved by our board of directors. In certain cases, pursuant to our bylaws or applicable law, the matter must be subject to approval at a shareholders’ meeting, and the Brazilian government shall also be entitled to exercise its veto rights related to that matter.

Shareholders’ Agreement

Our bylaws prohibit any shareholder or group of shareholders from exercising voting control over us.

Redemption and Right of Withdrawal

The Brazilian Corporate Law provides that, under limited circumstances, a shareholder has the right to withdraw from the company and to receive payment for his shares. This right of withdrawal may be exercised by dissenting shareholders if at least half of voting shares outstanding authorize us to:

•	reduce the mandatory distribution of dividends;

•	change our corporate purpose;

•	merge into or consolidate with another company, subject to the conditions set forth in the Brazilian Corporate Law;

•

transfer all of our shares to another company or receive shares of another company in order to make the company whose shares were transferred a wholly owned subsidiary of the other company, known as a merger of shares (incorporação de ações);

•	acquire control of another company at a price which exceeds the limits set forth in the Brazilian Corporate Law;

•	participate in a centralized group of companies as defined under the Brazilian Corporate Law and subject to the conditions set forth therein; or

•

conduct a spin-off that results in (i) a change of our corporate purposes, except if the assets and liabilities of the spun-off company are contributed to a company that is engaged in substantially the same activities, (ii) a reduction in the mandatory dividend or (iii) any participation in a centralized group of companies, as defined under the Brazilian Corporate Law.

In addition, if the entity resulting from a merger, merger of shares (incorporação de ações), as described above, or a consolidation or a spin-off of a listed company fails to become a listed company within 120 days of the shareholders’ meeting at which this decision was taken, the dissenting shareholders may also exercise their right of withdrawal.

The dissenting shareholders may exercise the right of withdrawal only in relation to the shares held on the date that is the earliest between the date of the publication of the first call notice for the shareholders’ meeting that approved the resolution giving rise to the right of withdrawal, or the date of publication of the material fact in relation to such resolution.

The Brazilian Corporate Law contains provisions that restrict withdrawal rights and allow companies to redeem their shares at their economic value, subject to certain requirements. As our bylaws currently do not provide that our shares would be redeemable at their economic value, our shares would be redeemable at their book value, determined on the basis of the last statement of financial position approved by the shareholders. If the shareholders’ meeting giving rise to withdrawal rights occurs more than 60 days after the date of the last approved statement of financial position, a shareholder may demand that its shares be valued on the basis of a new statement of financial position that is as of a date within 60 days of such shareholders’ meeting.

According to the Brazilian Corporate Law, in events of consolidation, merger, merger of shares (incorporação de ações), participation in a group of companies, and acquisition of control of another company, the right to withdraw does not apply if the shares in question meet certain tests relating to market liquidity and float. Shareholders would not be entitled to withdraw their shares if the shares are a component of a general stock index and shares held by persons unaffiliated with the controlling shareholder represent more than half of the outstanding shares of the relevant type or class. According to CVM Instruction 565, the applicable general stock index is the Bovespa index, or Ibovespa, of which we are a component.

Preemptive Rights

Each of our shareholders has a general preemptive right to subscribe for shares in the event of any capital increase, or securities convertible into shares, in proportion to its shareholding, except in the event of the grant and exercise of any option to acquire shares of our capital stock. A period of at least 30 days following the publication of notice of the issuance of shares or securities convertible into shares is allowed for exercise of the right, and the right is negotiable. According to the Brazilian Corporate Law and our bylaws, the board of directors may, in its discretion, eliminate the preemptive rights of the shareholders in the event that we issue shares, debentures convertible into shares, or subscription warrants that will be offered either through a stock exchange or in a public offering, or through an exchange of shares in a public offering, the purpose of which is to acquire control of another company, as established by law.

In the event of a capital increase by means of the issuance of new shares, holders of ADSs, or of common shares, would, except under the circumstances described above, have preemptive rights to subscribe to any class of our newly issued shares. However, a holder may not be able to exercise the preemptive rights relating to the common shares underlying the ADSs unless a registration statement under the Securities Act is effective with respect to those shares to which the rights relate or an exemption from the registration requirements of the Securities Act is available. For further information on the risks related to our preemptive rights, see “Item 3. Key Information—3D. Risk Factors—Risks Relating to Our Common Shares and ADSs—Holders of our ADSs might be unable to exercise preemptive rights with respect to the common shares” of our Annual Report on Form 20-F to which this Exhibit 2.3 is an exhibit.

Dividends and Dividend Policy

Amounts Available for Distribution

At each annual shareholders’ meeting, the board of directors is required to recommend how net profits for the preceding fiscal year are to be allocated. For purposes of the Brazilian Corporate Law, net profits are defined as net income after income taxes and social contribution taxes for the fiscal year, net of any accumulated losses from prior fiscal years and any amounts allocated to employees’ and management’s participation in our profits, determined under IFRS. In accordance with the Brazilian Corporate Law and our bylaws, the amounts available for dividend distribution are the amounts determined under IFRS in our parent company financial statements. The amount for distribution is equal to our net income after taxes less (or plus):

•	any amounts allocated from the net income after taxes to the legal reserve, and

•	any amounts allocated from the net income after taxes to a contingency reserve for anticipated losses or the reversion of the reserve constituted on previous fiscal years.

For additional information on amounts available for distributions, see Note 29 to our 2019 audited consolidated financial statements.

We are required to maintain a legal reserve, to which we must allocate 5% of net profits for each fiscal year until the amount for the reserve equals 20% of our capital stock. However, we are not required to make any allocations to our legal reserve in respect of any fiscal year in which the legal reserve, when added to our other established capital reserves, exceeds 30% of our capital stock. Net losses, if any, may be charged against the legal reserve. As of December 31, 2019, the balance of our legal reserve was US$204.4 million, which was equal to 13.2% of our capital stock.

The Brazilian Corporate Law also provides for two additional, discretionary allocations of net profits that are subject to approval by the shareholders at the annual meeting. First, a percentage of net profits may be allocated to a contingency reserve for anticipated losses that are deemed probable in future years. Any amount so allocated in a prior year must be either reversed in the fiscal year for which the anticipated loss was forecasted if the loss does not in fact occur, or written off in the event that the anticipated loss occurs. Second, the amount for distribution may be limited to the fiscal year’s net profit already realized, and the difference between the amounts shall be allocated to an unrealized revenue reserve. Under the Brazilian Corporate Law, unrealized revenue is defined as the sum of:

•	price-level restatement of statement of financial position accounts;

•	the share of equity earnings of affiliated companies; and

•	profits from installment sales to be received after the end of the next succeeding fiscal year.

According to our bylaws and subject to shareholder approval, our board of directors may allocate to an investment and working capital reserve up to 75% of our parent company adjusted net income after taxes under IFRS. The reserve may not exceed 80% of our capital stock. The purpose of the investment and working capital reserve is to make investments in fixed assets or increase our working capital. The balance of the investment and working capital reserve may be used:

•	in the deduction of accumulated losses, whenever necessary;

•	in the distribution of dividends, at any time;

•	in the redemption, withdrawal, purchase or open market repurchase of shares, as authorized by law; and

•	to increase our capital, including by means of an issuance of new shares.

We may also grant a participation in our net income to our management and employees. However, the allocation to the investment and working capital reserve or the participation of our management and employees cannot reduce the mandatory distributable amount, as discussed below.

Otherwise, the reserved amounts, except for the contingency reserve and the unrealized revenue reserve that exceeds our capital stock must be used to increase our capital or be distributed as a cash dividend.

The amounts available for distribution may be further increased by a reversion of the contingency reserve for anticipated losses constituted in prior years but not realized, or further increased or reduced as a result of the allocations of revenues to or from the unrealized revenue reserve. The amounts available for distribution are determined on the basis of financial statements prepared in accordance with the Brazilian Corporate Law method. We have not established a contingency reserve.

As of December 31, 2019, unappropriated retained earnings of US$1,856.7 million were recorded in our statutory parent company books under IFRS. As of December 31, 2019, the amounts are net of minimum dividends and interest on shareholders’ equity paid or payable, as determined by the Brazilian Corporate Law.

For additional information, see Note 29 to our 2019 audited consolidated financial statements.

Mandatory Distribution

The Brazilian Corporate Law generally requires that the bylaws of each Brazilian corporation specify a minimum percentage of the amounts available for distribution by the corporation for each fiscal year that dividends must be distributed to shareholders, also known as the mandatory distributable amount. Under our bylaws, the mandatory distribution is based on a percentage of adjusted net income, not lower than 25%, and not on a fixed monetary amount per share. The Brazilian Corporate Law, however, permits a publicly held company to suspend the mandatory distribution of dividends if the board of directors and fiscal council report presented at the shareholders’ meeting indicate that the distribution would be inadvisable in view of Embraer’s financial condition. This suspension is subject to approval of holders of common shares. In this case, the board of directors shall file a justification for the suspension with the CVM. Profits not distributed by virtue of the suspension will be attributed to a special reserve and, if not absorbed by subsequent losses, will be paid as dividends as soon as the financial condition of the corporation permits the payments.

Payment of Dividends

We are required by the Brazilian Corporate Law and by our bylaws to hold an annual shareholders’ meeting by the end of the fourth month after the end of each fiscal year at which, among other things, the shareholders have to decide on the payment of an annual dividend. The payment of annual dividends is based on our parent company financial statements prepared under IFRS for the relevant fiscal year. Brazilian companies, including us, are permitted to make a special distribution to shareholders referred to as interest on shareholders’ equity, which may be distributed in lieu of dividends as part of the mandatory distributable amount. Payments of interest on shareholders’ equity are treated as a tax-deductible expense for IRPJ and CSLL purposes. Under the Brazilian Corporate Law, dividends generally are required to be paid within 60 days following the date the dividend was declared, unless a shareholders’ resolution sets forth another date of payment, which, in either case, must occur prior to the end of the fiscal year in which the dividend was declared. A shareholder has a three-year period from the dividend payment date to claim dividends (or payments of interest on shareholders’ equity) in respect of its shares, after which the amount of the unclaimed dividends reverts to the Company.

The Brazilian Corporate Law allows a company to pay interim dividends out of preexisting and accumulated profits determined under IFRS for the preceding fiscal year or semester, based on financial statements approved by its shareholders. According to our bylaws, the shareholders may declare, at any time, interim dividends based on the preexisting and accumulated profits, provided that the mandatory dividend has already been distributed to the shareholders. Our bylaws also permit us to prepare financial statements semiannually and for shorter periods. Our board of directors may approve the distribution of dividends calculated with reference to those financial statements, even before they have been approved by the shareholders. However, the dividends cannot exceed the amount of capital reserves.

In general, shareholders who are not residents of Brazil must register with the Central Bank to have dividends, sales proceeds or other amounts with respect to their shares eligible to be remitted outside of Brazil. The common shares underlying our ADSs will be held in Brazil by Banco Itaú S.A., also known as the custodian, as agent for the depositary, which will be the registered owner on the records of the registrar for our shares. Our current registrar is Itaú Corretora de Valores S.A. The depositary electronically registers the common shares underlying our ADSs with the Central Bank and, therefore, is able to have dividends, sales proceeds or other amounts with respect to these shares eligible to be remitted outside Brazil.

Payments of cash dividends and distributions, if any, will be made in Brazilian currency to the custodian on behalf of the depositary, which will then convert the proceeds into U.S. dollars and will cause the U.S. dollars to be delivered to the depositary for distribution to holders of ADSs. Under current Brazilian law, dividends paid to shareholders who are not Brazilian residents, including the holders of ADSs, will not be subject to Brazilian withholding income tax, except for dividends declared based on profits generated prior to December 31, 1995. For additional information on Brazilian taxes, see “Item 10. Additional Information—10E. Taxation—Material Brazilian Tax Consequences” of our Annual Report on Form 20-F to which this Exhibit 2.3 is an exhibit.

History of Dividend and Interest on Shareholders’ Equity Payments and Dividend Policy

Law No. 9,249, dated December 26, 1995, as amended, provides for distribution of interest on shareholders’ equity as an alternative form of payment to shareholders and treats those payments as a deductible expense for purposes of calculating Brazilian corporate income tax and social contribution on net profits. These distributions may be paid in cash. The interest is limited to the daily pro rata variation of the TJLP (long term interest rate) and cannot exceed the greater of:

•

50% of net income (after the deduction of social contribution on net profits, but before taking into account the provision for corporate income tax and the amounts attributable to shareholders as net interest on shareholders’ equity) for the period in respect of which the payment is made; or

•	50% of the sum of retained profits and profit reserves as of the beginning of the period in respect of which the payment is made.

Any payment of interest on shareholders’ equity to holders of ADSs or common shares, whether or not they are Brazilian residents, is subject to Brazilian withholding income tax at the rate of 15% or 25% if the beneficiary is resident in a tax haven jurisdiction, that is, a country or location that does not impose any income tax or which imposes the tax at a maximum rate of less than 20%, or in which the domestic legislation imposes restrictions on the disclosure of the shareholding composition or the ownership of the investment. For additional information on Brazilian taxes, see “Item 10. Additional Information—10E. Taxation—Material Brazilian Tax Consequences” of our Annual Report on Form 20-F to which this Exhibit 2.3 is an exhibit. The amount paid to shareholders as interest on shareholders’ equity, net of any withholding tax, may be included as part of any mandatory distributable amount.

Under Brazilian law, we are obligated to distribute to shareholders an amount sufficient to ensure that the net amount received by them, after payment by us of applicable Brazilian withholding taxes in respect of the distribution of interest on shareholders’ equity, plus the amount of declared dividends, is at least equal to the mandatory distributable amount. When we distribute interest on shareholders’ equity, and that distribution is not accounted for as part of the mandatory distribution, Brazilian withholding tax will apply. All payments to date were accounted for as part of the mandatory distribution.

Form and Transfer

As our shares are in registered book-entry form, the transfer of shares is governed by the rules of article 35 of the Brazilian Corporate Law. This article provides that a transfer of shares is effected by an entry made by Banco Itaú S.A., also known as the registrar, in its books, by debiting the share account of the transferor and crediting the share account of the transferee. Banco Itaú S.A. also performs all the services of safe-keeping and transfer of shares and related services for us.

Transfers of shares by a non-Brazilian shareholder are made in the same way and entered into by that shareholder’s local agent on the shareholder’s behalf except that if the original investment was registered with the Central Bank pursuant to Resolution No. 4,373, the foreign investor must also seek amendment, if necessary, through its local agent, of the electronic registration to reflect the new ownership.

The B3 operates as a central clearing system. A holder of our shares may choose, in its discretion, to participate in this system and all shares elected to be put into this system will be deposited in the custody of the B3 (through a Brazilian institution duly authorized to operate by the Central Bank and having a clearing account with the B3). The fact that those shares are held in the custody of the B3 will be reflected in our register of shareholders. Each participating shareholder will, in turn, be registered in our register of beneficial shareholders maintained by the B3 and will be treated in the same way as registered shareholders.

Disclosure of Significant Interest

Brazilian Requirements

Brazilian law provides that all shareholders or groups of shareholders will be required to disclose, through notice to us and to the stock exchanges on which our securities are traded, the negotiation of securities that results in the shareholder surpassing or decreasing the thresholds of 5%, 10%, 15%, and so on, of participation in a certain class or type of share representative of a company’s capital stock. In addition, our bylaws provide that all shareholders or groups of shareholders will be required to disclose, through notice to us and to the stock exchanges on which our securities are traded, the acquisition of shares that, together with those already held by them, exceed 5% of our capital stock. A violation of these disclosure obligations could result in the suspension of rights, including voting rights, by a resolution of shareholders at a shareholders’ meeting.

Certain U.S. Legal Requirements

In addition, the U.S. Exchange Act imposes reporting requirements on shareholders or groups of shareholders who acquire beneficial ownership (as this term is defined under Rule 13d-3 of the U.S. Exchange Act) of more than 5% of our common shares. In general, shareholders must file, within ten days after the acquisition, a report of beneficial ownership with the SEC containing the information prescribed by the regulations under the U.S. Exchange Act. This information is also required to be sent to us and to each U.S. securities exchange on which our common shares are traded. Shareholders should consult with their own legal advisor regarding their reporting obligations under the U.S. Exchange Act.

Mechanism to Promote Dispersed Ownership of Our Shares

Our bylaws contain provisions that have the effect of avoiding concentration of our shares in the hands of an investor or a small group of investors in order to promote more dispersed ownership of our shares. To this end, these provisions place certain obligations on a shareholder or group of shareholders that becomes a holder of 35% or more of our total capital stock, or an Acquiring Shareholder. Not later than 15 days after a shareholder becomes an Acquiring Shareholder, this shareholder must submit a request to the Brazilian government, through the Ministry of Finance, to make a public tender offer to acquire all of our capital stock. The Brazilian government will have full discretion to accept or deny this request. The Acquiring Shareholder may not purchase any additional shares until the Brazilian government provides its opinion on the public offer. If the request is accepted by the Brazilian government, the Acquiring Shareholder must make a public offer for all shares within 60 days of acceptance. The offer must be made in accordance with the CVM and the B3 regulations and the provisions of our bylaws. If the request is denied by the Brazilian government, the Acquiring Shareholder must sell all shares the Acquiring Shareholder owns in excess of 35% of our total capital stock within 30 days. Failure to comply with these provisions will subject the Acquiring Shareholder to the potential suspension of all voting rights inherent to the shares the Acquiring Shareholder holds, if a resolution to this effect is approved at a general meeting of our shareholders called by our management. These provisions are not applicable to shareholders who become holders of 35% or more of our total capital stock in certain transactions specified in our bylaws as, for example, cancellation of our common shares held in treasury.

The public tender offer must be (i) directed to all of our shareholders, (ii) made through an auction to take place on the B3, (iii) launched at a set price calculated in accordance with the procedure set forth below, (iv) paid upfront, in reais, (v) made so as to assure equal treatment to all shareholders, (vi) irrevocable and not subject to any changes after publication of the bidding offer and (vii) based on a valuation report to be prepared in accordance with the rules set forth in our bylaws and in applicable CVM rules and regulations.

The price to be offered for the shares in the public tender offer will be calculated as follows:

Tender Offer Price = Value of the Share + Premium,

where:

“Tender Offer Price” corresponds to the acquisition price for each share issued by us in the public offering of shares provided hereunder.

“Value of the Share” corresponds to the greater of:

(i)	the highest unit quotation obtained for the shares issued by us during the 12-month period prior to the tender offer among values recorded on any stock exchange on which the shares were traded;

(ii)	the highest price paid by the Acquiring Shareholder, during the 36-month period prior to the tender offer, for a share or tranche of shares issued by us;

(iii)	the amount equivalent to 14.5 times our Consolidated Average EBITDA, as defined below, reduced by our net consolidated indebtedness, divided by the total number of shares issued by us; or

(iv)

the amount equivalent to 0.6 times the amount of our firm backlog orders, according to the last information disclosed by the latter, reduced by our net consolidated indebtedness, divided by the total number of shares issued by us.

“Premium” corresponds to 50% of the Value of the Share.

“Consolidated EBITDA” is our consolidated operating profit before net financial expenses, income tax and social contribution, depreciation, depletion and amortization, as assessed based on the audited statements for our most recent complete fiscal year.

“Average Consolidated EBITDA” is the arithmetic average of our consolidated EBITDA for the two most recent complete fiscal years.

The launch of a public tender offer does not preclude us or any of our shareholders from launching a competing public tender offer, in accordance with applicable regulations.

II.	American Depositary Shares

JPMORGAN CHASE BANK, N.A., as depositary (the “Depositary”), registers and delivers American depositary shares, also referred to as ADSs. Each ADS represents four common shares (or rights to receive shares) (the “Shares” and, together with any other securities, cash or property from time to time held by the Depositary in respect or in lieu of deposited Shares, the “Deposited Securities”) of Embraer S.A. (the “Company”), a corporation organized under the laws of the Federative Republic of Brazil, deposited under the Deposit Agreement dated as of July 20, 2000, as last amended and restated as of November 18, 2019 (as amended from time to time, the “Deposit Agreement”) among the Company, the Depositary and all Holders and Beneficial Owners from time to time of American Depositary Receipts issued thereunder (“ADRs”).

The depositary’s office at which the ADSs are administered and its principal executive office are located at 383 Madison Avenue, Floor 11, New York, New York.

We do not treat ADS holders as one of our shareholders and they do not have shareholder rights. Brazilian law governs shareholder rights. The depositary is the holder of the common shares underlying the ADSs. As a registered holder of ADSs, they have ADS holder rights. A deposit agreement between us, the depositary, ADS holders and all other persons indirectly or beneficially holding ADSs sets out ADS holder rights as well as the rights and obligations of the depositary. New York law governs the deposit agreement and the ADSs.

The following is a summary of the material provisions of the deposit agreement. For more complete information, you should read the entire deposit agreement and the form of ADR.

(1) Issuance of ADRs. The ADRs are issued pursuant to the terms of the Deposit Agreement. Subject to the terms of the Deposit Agreement, the Depositary may so issue ADRs for delivery at the Transfer Office (as defined in the Deposit Agreement) only against deposit of: (a) Shares in form satisfactory to the Custodian; (b) rights to receive Shares from the Company or any registrar, transfer agent, clearing agent or other entity recording Share ownership or transactions. In its capacity as Depositary, the Depositary shall not lend Shares or ADSs.

Every person depositing Shares under the Deposit Agreement represents and warrants that (a) such Shares and the certificates therefor are duly authorized, validly issued and outstanding, fully paid, nonassessable and legally obtained by such person (b) all pre-emptive and comparable rights, if any, with respect to such Shares have been validly waived or exercised, (c) the person making such deposit is duly authorized so to do, (d) the Shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim and (e) such Shares (A) are not “restricted securities” as such term is defined in Rule 144 under the Securities Act of 1933 (“Restricted Securities”) unless at the time of deposit the requirements of paragraphs (c), (e), (f) and (h) of Rule 144 shall not apply and such Shares may be freely transferred and may otherwise be offered and sold freely in the United States or (B) have been registered under the Securities Act of 1933. To the extent the person depositing Shares is an “affiliate” of the Company as such term is defined in Rule 144, the person also represents and warrants that upon the sale of the ADSs, all of the provisions of Rule 144 which enable the Shares to be freely sold (in the form of ADSs) will be fully complied with and, as a result thereof, all of the ADSs issued in respect of such Shares will not be on the sale thereof, Restricted Securities. Such representations and warranties shall survive the deposit and withdrawal of Shares and the issuance and cancellation of ADSs in respect thereof and the transfer of such ADSs. The Depositary will not knowingly accept for deposit under the Deposit Agreement any Shares required to be registered under the Securities Act of 1933 and not so registered. The Depositary may refuse to accept for such deposit any Shares identified by the Company in order to facilitate compliance with the requirements of the laws, rules and regulations of the United States, including, but not limited to, Securities Act of 1933 and the rules and regulations promulgated thereunder.

(2) Withdrawal of Deposited Securities. Holders of ADRs will be entitled to withdraw the Deposited Securities at any time subject only to the reasons set forth in General Instruction I.A.(1) of Form F-6 (as such instructions may be amended from time to time) under the Securities Act of 1933, including (i) temporary delays caused by closing the transfer books of the Depositary or the Company or the deposit of Shares in connection with voting at a shareholders’ meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges, and (iii) compliance with any laws or governmental regulations relating to the ADRs or the withdrawal of Deposited Securities. Subject to paragraphs (4) and (5), upon surrender of (i) a certificated ADR in a form satisfactory to the Depositary at the Transfer Office or (ii) proper instructions and documentation in the case of a Direct Registration ADR, the Holder hereof is entitled to delivery at, or to the extent in dematerialized form from, the Custodian’s office of the Deposited Securities at the time represented by the ADSs evidenced by this ADR. At the request, risk and expense of the Holder hereof, the Depositary may deliver such Deposited Securities at such other place as may have been requested by the Holder.

(3) Transfers of ADRs. The Depositary or its agent will keep, at a designated transfer office (the “Transfer Office”), (a) a register (the “ADR Register”) for the registration, registration of transfer, combination and split-up of ADRs, and, in the case of Direct Registration ADRs, shall include the Direct Registration System, which at all reasonable times will be open for inspection by Holders and the Company for the purpose of communicating with Holders in the interest of the business of the Company or a matter relating to the Deposit Agreement and (b) facilities for the delivery and receipt of ADRs. The term ADR Register includes the Direct Registration System. Title to this ADR (and to the Deposited Securities represented by the ADSs evidenced hereby), when properly endorsed (in the case of ADRs in certificated form) or upon delivery to the Depositary of proper instruments of transfer, is transferable by delivery with the same effect as in the case of negotiable instruments under the laws of the State of New York; provided that the Depositary, notwithstanding any notice to the contrary, may treat the person in whose name this ADR is registered on the ADR Register as the absolute owner hereof for all purposes and neither the Depositary nor the Company will have any obligation or be subject to any liability under the Deposit Agreement or any ADR to any beneficial owner of an ADS, unless such beneficial owner is the Holder hereof. Subject to paragraphs (4) and (5), this ADR is transferable on the ADR Register and may be split into other ADRs or combined with other ADRs into one ADR, evidencing the aggregate number of ADSs surrendered for split-up or combination, by the Holder hereof or by duly authorized attorney upon surrender of this ADR at the Transfer Office properly endorsed (in the case of ADRs in certificated form) or upon delivery to the Depositary of proper instruments of transfer and duly stamped as may be required by applicable law; provided that the Depositary may close the ADR Register at any time or from time to time when deemed expedient by it or, in the case of the issuance book portion of the ADR Register, when reasonably requested by the Company solely in order to enable the Company to comply with applicable law or regulations of the CVM. At the request of a Holder, the Depositary shall, for the purpose of substituting a certificated ADR with a Direct Registration ADR, or vice versa, execute and deliver a certificated ADR or a Direct Registration ADR, as the case may be, for any authorized number of ADSs requested, evidencing the same aggregate number of ADSs as those evidenced by the certificated ADR or Direct Registration ADR, as the case may be, substituted.

(4) Certain Limitations. Prior to the issue, registration, registration of transfer, split-up or combination of any ADR, the delivery of any distribution in respect thereof, or, subject to the last sentence of paragraph (2), the withdrawal of any Deposited Securities, and from time to time in the case of clause (b)(ii) of this paragraph (4), the Company, the Depositary or the Custodian may require: (a) payment with respect thereto of (i) any stock transfer or other tax or other governmental charge, (ii) any stock transfer or registration fees in effect for the registration of transfers of Shares or other Deposited Securities upon any applicable register and (iii) any applicable charges as provided in paragraph (7) of this ADR; (b) the production of proof satisfactory to it of (i) the identity of any signatory and genuineness of any signature and (ii) such other information, including without limitation, information as to citizenship, residence, exchange control approval, beneficial or other ownership of any securities, compliance with applicable law, regulations, provisions of or governing Deposited Securities and terms of the Deposit Agreement and this ADR, as it may deem necessary or proper; and (c) compliance with such regulations as the Depositary may establish consistent with the Deposit Agreement and any regulations which the Depositary is informed of in writing by the Company which are deemed desirable by the Depositary, the Company or the Custodian to facilitate compliance with any applicable rules or regulations of the Central Bank or CVM.

The issuance of ADRs, the acceptance of deposits of Shares, the registration, registration of transfer, split-up or combination of ADRs or, subject to the last sentence of paragraph (2), the withdrawal of Deposited Securities may be suspended, generally or in particular instances, when the ADR Register or any register for Deposited Securities is closed or when any such action is deemed advisable by the Depositary.

(5) Liability for Taxes, Duties and Other Charges. If any tax or other governmental charge shall become payable by or on behalf of the Custodian or the Depositary with respect to the ADR, any Deposited Securities represented by the ADSs or any distribution thereon, such tax or other governmental charge shall be paid by the Holder hereof to the Depositary, and by holding or having held this ADR or any ADSs evidenced hereby, the Holder and all beneficial owners hereof and thereof, and all prior Holders and beneficial owners hereof and thereof, jointly and severally, agree to indemnify, defend and save harmless each of the Depositary and its agents in respect of such tax or other governmental charge. The Depositary may refuse to effect any registration, registration of transfer, split-up or combination hereof or, subject to the first sentence of paragraph (2), any withdrawal of such Deposited Securities until such payment is made. The Depositary may also deduct from any distributions on or in respect of Deposited Securities, or may sell by public or private sale for the account of the Holder hereof any part or all of such Deposited Securities, and may apply such deduction or the proceeds of any such sale in payment of such tax or other governmental charge, the Holder hereof remaining liable for any deficiency, and, if appropriate, shall reduce the number of ADSs to reflect any such sales of Shares and shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such tax or other governmental charge. In connection with any distribution to Holders, the Company will remit to the appropriate governmental authority or agency all amounts (if any) required to be withheld and owing to such authority or agency by the Company; and the Depositary and the Custodian will remit to the appropriate governmental authority or agency all amounts (if any) required to be withheld and owing to such authority or agency by the Depositary or the Custodian. If the Depositary determines that any distribution in property other than cash (including Shares or rights) on Deposited Securities is subject to any tax that the Depositary or the Custodian is obligated to withhold, the Depositary may dispose of all or a portion of such property in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes, by public or private sale, and the Depositary shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such taxes to the Holders entitled thereto. Each Holder and beneficial owner of ADSs agrees to indemnify the Depositary, the Company, the Custodian and any of their respective officers, directors, employees, agents and affiliates against, and hold each of them harmless from, any claims by any governmental authority with respect to taxes, additions to tax, penalties or interest arising out of any refund of taxes, reduced rate of withholding at source or other tax benefit obtained. The obligations of Holders and beneficial owners of ADSs under this paragraph (5) shall survive any transfer of ADSs, any surrender of ADSs, the withdrawal of Deposited Securities and any termination of the Deposit Agreement.

(6) Disclosure of Interests. Holders and holders of interests in ADSs will be subject to the provisions of the Company’s Articles of Incorporation, to Instruction No. 358/02 of the CVM (“Instruction No. 358/02”) and any other regulations of Brazil or the U.S. securities laws relating to disclosure of interests in Shares. To the extent that the provisions of or governing any Deposited Securities may require disclosure of or impose limits on beneficial or other ownership of Deposited Securities, other Shares and other securities and may provide for other rights to enforce such disclosure or limits, Holders and all persons holding ADRs agree to comply with all such disclosure requirements and ownership limitations and to cooperate with the Depositary in the Depositary’s compliance with any Company instructions in respect thereof, and the Depositary will use reasonable efforts to comply with such Company instructions. The Company reserves the right to instruct Holders (and through any such Holder, the beneficial owners of, or in, ADSs evidenced by the ADRs registered in such Holder’s name) to deliver their ADSs for cancellation and withdrawal of the Deposited Securities so as to permit the Company to deal directly with the Holder and/or beneficial owner thereof as a holder of Shares and Holders and beneficial owners agree to comply with such instructions.

(7) Charges of Depositary. The Depositary may charge, and collect from, each person to whom ADRs are issued against deposits of Shares, including deposits in respect of Share Distributions, Rights and Other Distributions (as such terms are defined in paragraph (10)), and each person surrendering ADRs for withdrawal of Deposited Securities, U.S.$5.00 for each 100 ADSs (or portion thereof) evidenced by the ADRs delivered or surrendered. The Depositary may sell (by public or private sale) sufficient securities and property received in respect of Share Distributions, Rights and Other Distributions prior to such deposit to pay such charge. The Holders, the beneficial owners of, or in, ADSs, any party depositing or withdrawing Shares or any party surrendering ADSs and/or to whom ADSs are issued are also subject to additional charges, as set forth in the Deposit Agreement. The Company will pay all other charges and expenses of the Depositary and any agent of the Depositary (except the Custodian) pursuant to agreements from time to time between the Company and the Depositary, except (i) stock transfer or other taxes and other governmental charges (which are payable by Holders or persons depositing Shares), (ii) SWIFT, cable, telex and facsimile transmission and delivery charges incurred at the request of persons depositing, or Holders delivering Shares, ADRs or Deposited Securities (which are payable by such persons or Holders), and (iii) transfer or registration fees for the registration or transfer of Deposited Securities on any applicable register in connection with the deposit or withdrawal of Deposited Securities (which are payable by persons depositing Shares or Holders withdrawing Deposited Securities). Subject to certain terms and fees, to facilitate the administration of various depositary receipt transactions, including disbursement of dividends or other cash distributions and other corporate actions, the Depositary may engage the foreign exchange desk within JPMorgan Chase Bank, N.A. (the “Bank”) and/or its affiliates in order to enter into spot foreign exchange transactions to convert foreign currency into U.S. dollars (“FX Transactions”). Further details relating to the applicable foreign exchange rate, the applicable spread and the execution of FX Transactions will be provided by the Depositary on ADR.com.

(8) Available Information. The Deposit Agreement, the provisions of or governing Deposited Securities and any written communications from the Company, which are both received by the Custodian or its nominee as a holder of Deposited Securities and made generally available to the holders of Deposited Securities, are available for inspection by Holders at the offices of the Depositary and the Custodian and at the Transfer Office. The Depositary will distribute copies of such communications (or English translations or summaries thereof) to Holders when furnished by the Company. The Company is subject to the periodic reporting requirements of the Securities Exchange Act of 1934 and accordingly files certain reports with the United States Securities and Exchange Commission (the “Commission”). Such reports and other information may be inspected and copied through the Commission’s EDGAR system or at public reference facilities maintained by the Commission located at the date hereof at 100 F Street, NE, Washington, DC 20549.

(9) Execution. This ADR shall not be valid for any purpose unless executed by the Depositary by the manual or facsimile signature of a duly authorized officer of the Depositary. The Depositary’s office is located at 383 Madison Avenue, Floor 11, New York, New York.

(10) Distributions on Deposited Securities. Subject to paragraphs (4) and (5), and any restrictions imposed by Brazilian law, regulation or applicable permit, to the extent practicable, the Depositary will distribute to each Holder entitled thereto on the record date set by the Depositary therefor at such Holder’s address shown on the ADR Register, in proportion to the number of Deposited Securities (on which the following distributions on Deposited Securities are received by the Custodian) represented by ADSs evidenced by such Holder’s ADRs: (a) Cash. Any U.S. dollars available to the Depositary resulting from a cash dividend or other cash distribution or the net proceeds of sales of any other distribution or portion thereof authorized in this paragraph (10) (“Cash”), on an averaged or other practicable basis, subject to (i) appropriate adjustments for taxes withheld, (ii) such distribution being impermissible or impracticable with respect to certain Holders, and (iii) deduction of the Depositary’s and/or its agents’ fees and expenses in (1) converting any foreign currency to U.S. dollars by sale or in such other manner as the Depositary may determine to the extent that it determines that such conversion may be made on a reasonable basis, (2) transferring foreign currency or U.S. dollars to the United States by such means as the Depositary may determine to the extent that it determines that such transfer may be made on a reasonable basis, (3) obtaining any approval or license of any governmental authority required for such conversion or transfer, which is obtainable at a reasonable cost and within a reasonable time and (4) making any sale by public or private means in any commercially reasonable manner. If the Company shall have advised the Depositary pursuant to the provisions of the Deposit Agreement that any such conversion, transfer or distribution can be effected only with the approval or license of the Brazilian government or any agency thereof or the Depositary shall become aware of any other governmental approval or license required therefor, the Depositary may, in its discretion, apply for such approval or license, if any, as the Company or its Brazilian counsel may reasonably instruct in writing or as the Depositary may deem desirable including, without limitation, Central Bank registration. (b) Shares. (i) Additional ADRs evidencing whole ADSs representing any Shares available to the Depositary resulting from a dividend or free distribution on Deposited Securities consisting of Shares (a “Share Distribution”) and (ii) U.S. dollars available to it resulting from the net proceeds of sales of Shares received in a Share Distribution, which Shares would give rise to fractional ADSs if additional ADRs were issued therefor, as in the case of Cash. (c) Rights. (i) Warrants or other instruments in the discretion of the Depositary representing rights to acquire additional ADRs in respect of any rights to subscribe for additional Shares or rights of any nature available to the Depositary as a result of a distribution on Deposited Securities (“Rights”), to the extent that the Company timely furnishes to the Depositary evidence satisfactory to the Depositary that the Depositary may lawfully distribute the same (the Company has no obligation to so furnish such evidence), or (ii) to the extent the Company does not so furnish such evidence and sales of Rights are practicable, any U.S. dollars available to the Depositary from the net proceeds of sales of Rights as in the case of Cash, or (iii) to the extent the Company does not so furnish such evidence and such sales cannot practicably be accomplished by reason of the nontransferability of the Rights, limited markets therefor, their short duration or otherwise, nothing (and any Rights may lapse). (d) Other Distributions. (i) Securities or property available to the Depositary resulting from any distribution on Deposited Securities other than Cash, Share Distributions and Rights (“Other Distributions”), by any means that the Depositary, after consultation with the Company if practicable, may deem equitable and practicable, or (ii) to the extent the Depositary deems distribution of such securities or property not to be equitable and practicable, any U.S. dollars available to the Depositary from the net proceeds of sales of Other Distributions as in the case of Cash. The Depositary reserves the right to utilize a division, branch or affiliate of JPMorgan Chase Bank, N.A. to direct, manage and/or execute any public and/or private sale of securities hereunder. Such division, branch and/or affiliate may charge the Depositary a fee in connection with such sales, which fee is considered an expense of the Depositary contemplated above and/or under paragraph (7) hereof. Any U.S. dollars available will be distributed by checks drawn on a bank in the United States for whole dollars and cents. Fractional cents will be withheld without liability and dealt with by the Depositary in accordance with its then current practices. All purchases and sales of securities will be handled by the Depositary in accordance with its then current policies, which are currently set forth in the “Depositary Receipt Sale and Purchase of Security” section of https://www.adr.com/Investors/FindOutAboutDRs, the location and contents of which the Depositary shall be solely responsible for.

(11) Conversion of Foreign Currency. Whenever the Depositary or the Custodian shall receive foreign currency, as a Cash dividend or Other Distribution or as the net proceeds from the sale of securities, property or rights, which, in the judgment of the Depositary can then be converted on a reasonable basis into U.S. dollars which can, at the time of receipt thereof, be transferred to the United States, the Depositary shall, as promptly as practicable, convert or cause to be converted, by sale or in any other manner that it may determine, such foreign currency into U.S. dollars and shall transfer the resulting U.S. dollars (net of its charges and expenses in effecting such conversion) to the United States. Such U.S. dollars shall be distributed as promptly as practicable to the Holders entitled thereto or, if the Depositary shall have distributed any warrants or other instruments that entitle the holders thereof to such U.S. dollars, then to the holders of such warrants or instruments, as applicable, upon surrender thereof for cancellation. Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Holders on account of exchange restrictions or otherwise. If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, including without limitation, Central Bank registration, the Depositary shall, at the written request of the Company, unless prohibited pursuant to applicable law or otherwise impracticable in the reasonable opinion of the Depositary, file such application for approval or license, if any, as it shall deem practicable; provided, however that the Depositary shall be entitled to rely upon Brazilian local counsel in such matters, which counsel shall be instructed to act as promptly as possible. The Company shall not be obliged to make any such filing on behalf of the Depositary. If at any time the Depositary shall determine that in its reasonable judgment any foreign currency received by the Depositary is not convertible on a reasonable basis into U.S. dollars transferable to the United States, or if any approval or license of any governmental authority or agency thereof that is required for such conversion is denied or in the opinion of the Depositary is not obtainable at a reasonable cost or within a reasonable period, the Depositary may, subject to applicable laws and regulations, and after consultation with the Company, either distribute the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) to, or hold such foreign currency (without liability for interest thereon) for the respective accounts of, the Holders entitled to receive the same; provided, however, that if requested in writing by a Holder entitled thereto, the Depositary may, in its discretion, distribute the foreign currency, as promptly as practicable. If any such conversion of foreign currency, in whole or in part, can be effected for distribution to some but not all of the Holders entitled thereto, the Depositary shall make such conversion and distribution in U.S. dollars to the extent permissible to the Holders entitled thereto and may either so distribute or hold such balance (without liability for interest thereon) for the respective accounts of, the Holders entitled thereto for whom such conversion and distribution is not practicable; provided, however, that if requested in writing by a Holder entitled thereto and permitted by applicable law, the Depositary may, in its discretion, distribute the foreign currency, as promptly as practicable.

(12) Record Dates. The Depositary may, after consultation with the Company if practicable, fix a record date (which, to the extent applicable, shall be as near as practicable to any corresponding record date set by the Company) for the determination of the Holders who shall be responsible for the fee assessed by the Depositary for administration of the ADR program and for any expenses provided for in paragraph (7) hereof as well as for the determination of the Holders who shall be entitled to receive any distribution on or in respect of Deposited Securities, to give instructions for the exercise of any voting rights, to receive any notice or to act in respect of other matters and only such Holders shall be so entitled or obligated.

(13) Voting of Deposited Securities. As soon as practicable after receipt from the Company of notice of any meeting or solicitation of consents or proxies of holders of Shares or other Deposited Securities, the Depositary, upon the written request of the Company, shall mail to Holders a notice stating (a) such information as is contained in such notice and any solicitation materials, (b) that each Holder on the record date set by the Depositary therefor will be entitled, subject to any applicable provisions of Brazilian law, the Company’s Articles of Incorporation and the provisions hereof to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the Deposited Securities represented by the ADSs evidenced by such Holder’s ADRs and (c) the manner in which such instructions may be given. There is no guarantee that Holders and beneficial owners of interests in ADSs generally or any Holder or beneficial owners of interests in ADSs in particular will receive the Voting Notice with sufficient time to enable such Holder or beneficial owner of interests in ADSs to return any voting instructions to the Depositary in a timely manner. Upon receipt of instructions of a Holder on such record date in the manner and on or before the date established by the Depositary for such purpose, the Depositary shall endeavor insofar as practicable and permitted under the provisions of or governing Deposited Securities to vote or cause to be voted the Deposited Securities represented by the ADSs evidenced by such Holder’s ADRs in accordance with such instructions. The Depositary will not itself exercise any voting discretion in respect of any Deposited Security.

(14) Changes Affecting Deposited Securities. Subject to paragraphs (4) and (5), the Depositary may, in its discretion, amend this ADR or distribute additional or amended ADRs (with or without calling this ADR for exchange) or cash, securities or property on the record date set by the Depositary therefor to reflect any change in par value, split-up, consolidation, cancellation or other reclassification of Deposited Securities, any Share Distribution or Other Distribution not distributed to Holders or any cash, securities or property available to the Depositary in respect of Deposited Securities from (and the Depositary is hereby authorized to surrender any Deposited Securities to any person and, irrespective of whether such Deposited Securities are surrendered or otherwise cancelled by operation of law, rule, regulation or otherwise, to sell by public or private sale any property received in connection with) any recapitalization, reorganization, merger, consolidation, liquidation, receivership, bankruptcy or sale of all or substantially all the assets of the Company. To the extent the Depositary does not so amend this ADR or make a distribution to Holders to reflect any of the foregoing, or the net proceeds thereof, whatever cash, securities or property results from any of the foregoing shall constitute Deposited Securities and each ADS evidenced by this ADR shall automatically represent its pro rata interest in the Deposited Securities as then constituted.

(15) Exoneration. The Depositary, the Company, their agents and each of them shall: (a) incur no liability (i) if law, rule or regulation of the United States, Brazil or any other country or jurisdiction or of any other governmental or regulatory authority or stock exchange or the Company’s charter, act of God, war or other circumstance beyond its control shall prevent, delay or subject to any civil or criminal penalty any act which the Deposit Agreement or the ADR provides shall be done or performed by it, or (ii) by reason of any exercise or failure to exercise any discretion given it in the Deposit Agreement or the ADR; (b) assume no liability except to perform its obligations (other than those directly related to the handling of Deposited Securities and Cash) to the extent they are specifically set forth in the ADR and the Deposit Agreement without gross negligence or willful misconduct; (c) in the case of the Depositary and its agents, be under no obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities, ADSs or this ADR; (d) in the case of the Company and its agents hereunder (other than the Depositary) be under no obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or the ADR, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense (including fees and disbursements of counsel) and liability be furnished as often as may be required; and (e) not be liable for any action or inaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder, or any other person believed by it in good faith to be competent to give such advice or information.

(16) Resignation and Removal of Depositary; the Custodian. The Depositary may resign as Depositary by written notice of its election to do so delivered to the Company, or be removed as Depositary by the Company by written notice of such removal delivered to the Depositary; such resignation or removal shall take effect upon the appointment of and acceptance by a successor depositary. The Depositary may, after consultation with the Company, appoint substitute or additional Custodians and the term “Custodian” refers to each Custodian or all Custodians as the context requires.

(17) Amendment. Subject to the last sentence of paragraph (2), the ADRs and the Deposit Agreement may be amended by the Company and the Depositary, provided that any amendment that imposes or increases any fees or charges (other than stock transfer or other taxes and other governmental charges, transfer or registration fees, SWIFT, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or that shall otherwise prejudice any substantial existing right of Holders, shall become effective 30 days after notice of such amendment shall have been given to the Holders. Every Holder of an ADR and beneficial owner of ADSs at the time any amendment to the Deposit Agreement so becomes effective shall be deemed, by continuing to hold such ADR, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the Holder of any ADR to surrender such ADR and receive the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law.

(18) Termination. The Depositary may, and shall at the written direction of the Company, terminate the Deposit Agreement and the ADR by mailing notice of such termination to the Holders at least 30 days prior to the date fixed in such notice for such termination, subject to certain conditions. After the date so fixed for termination, the Depositary and its agents will perform no further acts under the Deposit Agreement and the ADR, except to advise Holders of such termination, receive and hold (or sell) distributions on Deposited Securities and deliver Deposited Securities being withdrawn. As soon as practicable after the date so fixed for termination, the Depositary shall use its reasonable efforts to sell the Deposited Securities and shall thereafter (as long as it may lawfully do so) hold in an account (which may be a segregated or unsegregated account) the net proceeds of such sales, together with any other cash then held by it under the Deposit Agreement, without liability for interest, in trust for the pro rata benefit of the Holders of ADRs not theretofore surrendered. After making such sale, the Depositary shall be discharged from all obligations in respect of the Deposit Agreement and this ADR, except to account for such net proceeds and other cash. After the date so fixed for termination, the Company shall be discharged from all obligations under the Deposit Agreement except for its obligations to the Depositary and its agents.

III.	Description of Debt Securities

As of December 31, 2019, we had three outstanding series of debt securities, issued by either us or by Embraer Netherlands Finance B.V. (“Embraer Finance”) and guaranteed by us, and registered pursuant to Section 12(b) of the Exchange Act (the “debt securities”). The following table sets forth our series of debt securities, which are all listed on the NYSE:

Series	Issuance Date	Original Principal Amount	Interest	Interest Payment Date	Maturity Date
5.150% Notes due 2022 of Embraer S.A.(1)	June 2012	US$500,000,000	5.150% per annum from June 15, 2012 based upon a 360-day year consisting of twelve 30-day months	Semi-annually on December 15 and June 15 of each year, commencing on December 15, 2012	June 15, 2022
5.050% Guaranteed Notes due 2025 of Embraer Netherlands Finance B.V. (1)	June 2015	US$1,000,000,000	5.050% per annum, based on a 360-day year consisting of twelve 30-day months.	Semi-annually on June 15 and December 15 of each year, commencing on December 15, 2015	June 15, 2025
5.40% Guaranteed Notes due 2027 of Embraer Netherlands Finance B.V. (1)	February 2017	US$750,000,000	5.400% per annum, based on a 360-day year consisting of twelve 30-day months.	Semi-annually on February 1 and August 1 of each year, commencing on August 1, 2017.	February 1, 2027

(1)

As a result of our strategic partnership with Boeing, in 2020, after receiving the requisite consents from holders of our notes due 2022, 2025 and 2027, we started the process to deregister these notes with the SEC and delist the same notes from the New York Stock Exchange.

General

The following summarizes the general terms and material provisions of our debt securities and the indentures that govern the debt securities. This summary is subject to, and qualified in its entirety by reference to, the provisions of such indenture, the debt securities and the prospectus supplement relating to each series of debt securities. In this summary, references to “Embraer” means Embraer S.A. only and do not include any of its subsidiaries, and references to “Embraer Finance” means Embraer Netherlands Finance B.V. only and do not include any of its subsidiaries.

As a result of our strategic partnership with Boeing, in 2020, after receiving the requisite consents from holders of our notes due 2022, 2025 and 2027, we started the process to deregister these notes with the SEC and delist the same notes from the New York Stock Exchange. For additional information, see “—Recent Developments.”

Recent Developments

As a result of our then-pending strategic partnership with Boeing, on January 1, 2020, we implemented the internal carve-out of our Commercial Aviation business unit by means of the contribution by Embraer to the capital stock of Yaborã of the net assets comprising assets, liabilities, properties, rights and obligations (subject to certain exceptions) related to our Commercial Aviation business unit. In this context, we amended the indentures governing our senior unsecured notes due 2020, 2022, 2023, 2025 and 2027 in order to (i) substitute us for Yaborã as the issuer of the notes due 2022; and (ii) have Yaborã substitute us as guarantor of the notes due 2020, 2023, 2025 and 2027 (the “Substitution”). At the same time, the issuers of the notes due 2020, 2023, 2025 and 2027 became a wholly owned subsidiary of Yaborã.

On March 10, 2020:

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we and Yaborã further amended the indentures governing the notes due 2022, 2023, 2025 and 2027, without the consent of the holders of these notes, to reflect that, from such date, we irrevocably and unconditionally guarantee the full and punctual payment of the principal, premium, interest, additional amounts and all other amounts that may become due and payable under the relevant notes and indentures (the “New Embraer Guarantees”). The terms of the supplemental indentures provide, among other things, that the New Embraer Guarantees shall automatically terminate on the date that we cease to own 100% of the share capital of Yaborã; and

•

Yaborã issued a press release announcing the launch of a consent solicitation process to seek consent from holders of the notes due 2022, 2023, 2025 and 2027 to amend certain provisions of the indentures governing these notes (“Consent Solicitation Process”). These consent solicitation process related to the (i) delisting of the notes due 2022, 2025 and 2027 from the New York Stock Exchange (“NYSE”) and (ii) the suspension of Yaborã’s SEC reporting obligations under the Exchange Act.

On March 17, 2020, Yaborã announced that it obtained the relevant consents of the holders of the notes due 2022, 2023, 2025 and 2027 and, accordingly, further amended the indentures under which the notes due 2022, 2023, 2025 and 2027 were issued. These amendments became effective upon satisfaction of the conditions precedent provided in the terms of the Consent Solicitation Process, which occurred on March 19, 2020. Therefore, on March 30, 2020, a Form 25 was filed with the SEC to delist the notes due 2022, 2025 and 2027 from the NYSE (which delisting occurred on April 13, 2020), and on April 13, 2020, a Form 15 was filed in order to deregister the notes due 2022, 2025 and 2027, and to suspend Yaborã’s SEC reporting obligations that arose as a result of the Substitution. With effect from April 13, 2020, Yaborã was relieved of its SEC periodic reporting requirement and, with effect from July 12, 2020, Yaborã will be relieved of all SEC reporting requirements (subject to annual testing of the relevant registered holder threshold on January 1 of each year to confirm that Yaborã continues to be eligible to suspend its SEC reporting obligations).

For additional information on the our now terminated strategic partnership with Boeing and on the assets held for sale and discontinued operations, see Notes 4 and 40 to our 2019 audited consolidated financial statements included in our Annual Report on Form 20-F to which this Exhibit 2.3 is an exhibit.

Overview

Each series of the debt securities was issued in U.S. dollars under an indenture, as described below. The description below takes into consideration the recent developments described above under “—Recent Developments.”

(i)

Base indenture dated June 15, 2012 in respect of the 5.150% Notes due 2022 now issued by Yaborã (the “2012 Base Indenture”), as supplemented by (i) the first supplemental indenture dated June 15, 2012 between us (as issuer) and the Bank of New York Mellon, as trustee (the “Trustee”), (ii) the second supplemental indenture dated January 1, 2020 between us (as predecessor issuer), Yaborã (as successor issuer) and the Trustee, and (iii) the third supplemental indenture dated March 10, 2020 between Yaborã (as issuer), us (as parent guarantor) and the Trustee, and (iv) the fifth supplemental indenture, dated as of March 17, 2020, between Yaborã (as issuer), us (as guarantor) and the Trustee;

(ii)

Base indenture dated June 15, 2015 in respect of the 5.050% Notes due 2025 issued by Embraer Netherlands and now guaranteed by us and Yaborã (the “2015 Base Indenture”), as supplemented by (i) the first supplemental indenture, dated as of June 15, 2015, between Embraer Netherlands (as issuer), us (as guarantor) and the Trustee, (ii) the third supplemental indenture dated January 1, 2020 between Embraer Netherlands (as issuer), us (as predecessor guarantor), Yaborã (as successor guarantor) and the Trustee, (iii) the fifth supplemental indenture dated March 10, 2020 between Embraer Netherlands (as issuer), Yaborã (as guarantor), us (as additional guarantor) and the Trustee, and (iv) the seventh supplemental indenture, dated as of March 17, 2020, between Embraer Netherlands (as issuer), us and Yaborã (as guarantors) and the Trustee; and

(iii)

Base indenture dated June 15, 2015 in respect of the 5.400% Notes due 2027 now issued by Embraer Netherlands and guaranteed by us and Yaborã (the “2015 Base Indenture”), as supplemented by (i) the second supplemental indenture dated February 1, 2017 between Embraer Netherlands (as issuer), us (as guarantor) and the Trustee, (ii) the fourth supplemental indenture dated January 1, 2020 between Embraer Netherlands (as issuer), us (as predecessor guarantor), Yaborã (as successor guarantor) and the Trustee, (iii) the sixth supplemental indenture dated March 10, 2020 between Embraer Netherlands (as issuer), Yaborã (as guarantor), us (as additional guarantor) and the Trustee and (iv) the eighth supplemental indenture, dated as of March 17, 2020, between Embraer Netherlands (as issuer), us and Yaborã (as guarantors) and the Trustee.

With respect to each series of debt securities, the relevant indenture is set forth above, and any respective supplements thereto are referred to in this Exhibit individually as an “indenture” and collectively as the “indentures.” The terms of the debt securities include those stated in the relevant indenture and any supplements thereto.

The indentures and their associated documents contain the full legal text of the matters described in this section. New York law governs the indenture and the debt securities. We have filed copies of the indentures with the SEC as exhibits to our registration statements. The issuers have consented in each indenture to the non-exclusive jurisdiction of any U.S. federal and state courts sitting in the borough of Manhattan in the City of New York.

The Bank of New York Mellon, serves as the trustee for all of our debt securities listed above (the “Trustee”) and its principal executive office is currently located at 240 Greenwich Street, New York, NY 10286.

The indentures do not limit the amount of debt securities that we may issue. Unless otherwise provided in the terms of a series of debt securities, a series may be reopened, without notice to or consent of any holder of outstanding debt securities, for issuances of additional debt securities of that series. The debt securities of each series and any additional new debt securities of the same series would be treated as a single series for all purposes under the relevant indenture. Specific issuances of debt securities will also be governed by a supplemental indenture, an officer’s certificate or a document evidencing the authorization of any such corporate body. This summary contains material terms of the debt securities that are common to all series and to each of the indentures, unless otherwise indicated in the prospectus supplement relating to a particular series.

The debt securities are unsecured obligations of Yaborã or Embraer Netherlands, as applicable, and rank equally with the unsecured senior indebtedness of Yaborã or Embraer Netherlands, as applicable. The guaranty, if applicable, ranks equally in right of payment with all of our other unsecured and unsubordinated debt obligations.

Indenture

The debt securities are governed by an indenture. The indentures were entered into between the issuer, the guarantor, if applicable, and The Bank of New York Mellon, as trustee. The Trustee under the indenture has two main roles:

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First, the trustee can enforce the holder’s rights against the issuers, as applicable, if it defaults on its obligations under the indenture or the debt securities. There are some limitations on the extent to which the Trustee acts on the holder’s behalf, described below under “—Events of Default.”

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Second, the Trustee performs administrative duties for the issuers, such as sending principal and interest payments to you, transferring your debt securities to a new buyer if you sell and sending notices to you.

Each of the indentures contain the full legal text of the matters described in this Exhibit. The issuers have agreed in each indenture that New York law governs the indenture and the debt securities. The issuers have filed a copy of the form of the indentures with the SEC as exhibits to each applicable registration statement. The issuers have consented in each indenture to the non-exclusive jurisdiction of any U.S. federal and state courts sitting in the borough of Manhattan in the City of New York.

Types of Debt Securities

This Exhibit summarizes material terms of the debt securities that are common to all series of debt securities and to each of the indentures, unless otherwise indicated in this Exhibit or in the prospectus supplement relating to a particular series of debt securities.

This Exhibit summarizes the indentures that were in effect as of December 31, 2019, and do not take into consideration the recent developments described above. The indenture under which the debt securities originally issued by Embraer were issued are referred to as the “Embraer indenture.” The indenture under which the debt securities issued by Embraer Finance and guaranteed by Embraer under an indenture are referred to as the “Embraer Finance indenture.”

The material terms of a particular series of debt securities will be described in the prospectus supplement relating to that series. Those terms may vary from the terms described here. Accordingly, this summary also is subject to and qualified by reference to the description of the terms of the series of debt securities described in the applicable prospectus supplement.

The issuers may issue original issue discount debt securities, which are debt securities that are offered and sold at a substantial discount to their stated principal amount. The issuers may also issue indexed debt securities or debt securities denominated in currencies other than the U.S. dollar, currency units or composite currencies, as described in more detail in the prospectus supplement relating to any such debt securities. The U.S. federal income tax consequences and any other special considerations applicable to original issue discount, indexed or foreign currency debt securities are described in the applicable prospectus supplement.

Additional Mechanics

Form, Exchange and Transfer

Each series of debt securities were issued, unless otherwise indicated in the applicable prospectus supplement, in fully registered form without interest coupons and in minimum denominations of US$2,000 and integral multiples of US$1,000 in excess thereof.

Holders may exchange or transfer registered debt securities at the office of the Trustee. The Trustee acts as the agent for registering debt securities in the names of holders and transferring registered debt securities. The entity that maintains the list of registered holders is called the “security registrar.” It will also register transfers of the registered debt securities.

Holders will not be required to pay a service charge for any registration of transfer or exchange of debt securities, but may be required to pay any tax or other governmental charge associated with the registration of transfer or exchange. The registration of transfer or exchange of a registered debt security will only be made if the holder have duly endorsed the debt security or provided the security registrar with a written instrument of transfer satisfactory in form to the security registrar.

Beneficial interests in the debt securities will be subject to certain restrictions on transfer and must be made in accordance with the procedures set forth in the applicable indenture and the debt securities will bear the applicable legends regarding the restrictions set forth under the transfer restrictions set in the applicable indenture.

Street name and other indirect holders should consult their banks or brokers for information on how they will receive payments.

Payment and Paying Agents

If a holder’s debt securities are in registered form, the issuers will pay interest to the holder if the holder is listed in the trustee’s records as a direct holder at the close of business on a particular day in advance of each due date for interest, even if the holder no longer owns the security on the interest due date. That particular day is called the “regular record date” and will be stated in the applicable prospectus supplement.

The issuers will pay interest, principal, additional amounts and any other money due on global registered debt securities pursuant to the applicable procedures of the depositary or, if the debt securities are not in global form, at our office or agency maintained for that purpose in New York, New York. The issuers may also choose to pay interest by mailing checks. Upon application by a holder to the specified office of the trustee or any paying agent not less than 10 business days before the due date for any payment in respect of a debt security, such payment may be made by transfer to a U.S. dollar account maintained by the holder with a bank in New York City. The issuers may also arrange for additional payment offices, and may cancel or change these offices, including our use of the trustee’s corporate trust office. These offices are called “paying agents.” The Bank of New York Mellon, serves as the paying agent for all of our debt securities listed above (the “Paying Agent”) and its principal executive office is currently located at 240 Greenwich Street, New York, NY 10286. The issuers may also choose to act as their own paying agent.

Regardless of who acts as paying agent, all money that the issuers pay as principal, premium or interest to a paying agent, or then held by them in trust, that remains unclaimed at the end of two years after the amount is due to direct holders will be repaid to the issuers or (if then held by the issuers) discharged from trust. After that two-year period, direct holders may look only to the issuers for payment and not to the trustee, any other paying agent or anyone else.

Notices

The issuers and the Trustee will send notices only to registered holders of certificated notes, using their addresses as listed in the registrar’s records. The issuers will provide notice to the holders in accordance with the applicable rules of the NYSE, where the debt securities are listed. In addition, if debt securities are held in global form, notices will be delivered in accordance with the applicable procedures of the depositary.

Modification and Waiver

Each indenture provides several categories of changes that can be made to the indenture and the debt securities issued under that indenture. Such changes may or may not require the consent of the holders, as described below.

Changes Requiring Each Holder’s Approval

Each indenture provides that there are changes to the indenture that cannot be made without the approval of each holder of the outstanding debt securities affected thereby. These types of changes are:

•	a change in the stated maturity for any principal or interest payment on the debt securities;

•	a reduction in the principal amount, the interest rate, the redemption price for the debt securities or the principal amount that would be due and payable upon acceleration;

•	a change in the obligation to pay additional amounts;

•	a change in the currency of any payment on the debt securities;

•	a change in the place of any payment due on the debt securities;

•	an impairment of the holder’s right to sue for payment of any amount due on its debt securities;

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a change in the terms of payment from, or control over, or release or reduction of any collateral or security interest to secure the payment of principal, interest or premium, if any, under any debt security;

•	in the case of the Embraer Finance indenture, a change in the provisions related to payment obligations under guarantees in a manner that would materially and adversely affect the holders; and

•

a modification of the sections of the indenture relating to supplemental indentures, waiver with the consent of holders or waiver of past defaults, except to increase the percentage of holders required to make a modification or waiver or to provide that certain other provisions of the indenture cannot be modified or waived without the approval of each holder of the debt securities.

Changes Not Requiring Approval

Each indenture provides that some changes do not require any approval by holders of debt securities under the indenture. This type of change is limited to clarifications of ambiguities, omissions, defects and inconsistencies, amendments, supplements and other changes that would not adversely affect the holders of outstanding debt securities under the indenture in any material respect, such as adding covenants, additional events of default or successor trustees.

Changes Requiring Majority Approval

Each indenture provides that other changes to that indenture and the outstanding debt securities under such indenture must be approved by the holders of a majority in principal amount of each series of debt securities affected by the change. The required approval must be given by written consent.

Each indenture provides that the same majority approval would be required for us to obtain a waiver of any covenants in the applicable indenture. The covenants in the applicable indenture include covenants made by the issuers about mergers and similar transactions and incurrence of liens on our assets, which are described below under “—Certain Covenants of the Issuers—Mergers and Similar Transactions” and “—Certain Covenants of the Issuers—Limitation on Liens.” If the holders approve a waiver of a covenant, the issuers will not have to comply with that covenant. The holders, however, cannot approve a waiver of any provision in the debt securities or the indenture, as it affects any security, that the issuers cannot change without the approval of the holder of that security as described above in “—Changes Requiring Each Holder’s Approval,” unless that holder approves the waiver.

Voting Mechanics

Debt securities will not be considered outstanding, and therefore the holders of those debt securities will not be eligible to vote or take other action under the applicable indenture, if the issuers have deposited or set aside in trust for the holders money for their payment or redemption. Debt securities will also not be eligible to vote or take other action under the applicable indenture if they have been defeased as described under “—Defeasance and Discharge.” Debt securities held by Embraer, Embraer Finance or their Affiliates are not considered outstanding.

The issuers will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities that are entitled to vote or take other action under the applicable indenture. In limited circumstances, the trustee, and not the issuers, will be entitled to set a record date for action by holders. If a record date is set for a vote or other action to be taken by holders of a particular series, that vote or action may be taken only by persons who are holders of outstanding debt securities of that series on the record date and must be taken within 180 days following the record date or another period that the issuers or the trustee may specify. This period may be shortened or lengthened (but not beyond 180 days).

Street name and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if the issuers seek to change the indenture or the debt securities or request a waiver.

Redemption

Unless otherwise indicated in the applicable prospectus supplement, the debt security will not be entitled to the benefit of any sinking fund—meaning that the issuers will not deposit money on a regular basis into any separate custodial account to repay the debt securities. In addition, other than as set forth in “—Optional Tax Redemption” below, unless otherwise specified in the applicable prospectus supplement, the issuers will not be entitled to redeem the debt security before its maturity.

If the applicable prospectus supplement specifies a redemption date, it will also specify one or more redemption prices, which may be expressed as a percentage of the principal amount of the debt security or by reference to one or more formulae used to determine the redemption price. It may also specify one or more redemption periods during which the redemption prices relating to a redemption of debt securities during those periods will apply.

If the applicable prospectus supplement specifies a redemption commencement date, the issuers may redeem the debt security at our option at any time on or after that date. If the issuers redeem the holder’s debt security, the issuers will do so at the specified redemption price, together with interest accrued to the redemption date. If different prices are specified for different redemption periods, the price the issuers pay will be the price that applies to the redemption period during which the debt security is redeemed. If less than all of the debt securities are redeemed at any time, (1) the particular debt securities to be redeemed will be chosen by the trustee in compliance with the requirements governing redemptions of the principal securities exchange, if any, on which debt securities of the applicable series are listed or if such securities exchange has no requirement governing redemption or the debt securities of the applicable series are not then listed on a securities exchange, on a pro rata basis or by lot (or, in the case of debt securities issued in global form, subject to the applicable procedures of the depositary), and (2) the trustee will authenticate and deliver to the holder of such debt securities without service charge, a new debt security or securities of the same series and of like tenor, of any authorized denomination as requested by such holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the debt security so surrendered. If debt securities of any series are redeemed in part, the remaining outstanding amount of any debt security of that series must be at least equal to U.S.$2,000 and be an integral multiple of U.S.$1,000.

In the event that the issuers exercise an option to redeem any debt securities of a series, the issuers will give to the trustee and the holders written notice of the principal amount of the debt securities to be redeemed, not less than 30 days nor more than 60 days before the applicable redemption date. The issuers will give the notice in the manner described above under “—Notices.”

Optional Tax Redemption

Unless otherwise indicated in the applicable prospectus supplement, the issuers will have the option to redeem, in whole but not in part, any series of debt securities if:

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as a result of a change in or amendment to the laws of a Relevant Taxing Jurisdiction (as defined below) (or rules and regulations thereunder or the official interpretation, administration or application thereof), which change or amendment becomes effective on or after the issue date in the case of Brazil or the Netherlands or in the case of any other Relevant Taxing Jurisdiction, which change or amendment is first publicly announced and becomes effective after the date it first becomes a Relevant Taxing Jurisdiction (a “Change in Tax Law”):

•

in the case of a series of debt securities issued by Embraer under the Embraer indenture or guaranteed by Embraer under the Embraer Finance indenture, Embraer or any successor has or will become obligated to pay additional amounts, as described below under “—Payment of Additional Amounts,” with respect to that series of debt securities or the related guarantee, other than additional amounts attributable to Brazilian Taxes (as defined under “—Payment of Additional Amounts”) imposed at a rate of equal to or less than (1) 15% generally in case of any taxes imposed by Brazil, or (2) 25% in case of taxes imposed by Brazil on amounts paid to residents of countries which do not impose any income tax or which impose it at a maximum rate lower than 17% or where the laws of that country or location impose restrictions on the disclosure of (x) shareholding composition; (y) the ownership of the investment; or (z) the beneficial ownership of income paid to non-resident persons, pursuant to Law No. 9,779, dated January 19, 1999; or

•

in the case of a series of debt securities issued by Embraer Finance under the Embraer Finance indenture, Embraer Finance or any successor has or will become obligated to pay additional amounts (as defined under “—Payment of Additional Amounts”);

and in either case, the payment of such excess amounts cannot be avoided by the use of any reasonable measures available to Embraer or Embraer Finance, as the case may be.

If the debt securities are redeemed, the redemption price for debt securities (other than original issue discount debt securities) will be equal to the principal amount of the debt securities being redeemed and any applicable premium plus accrued interest and any additional amounts due on the date fixed for redemption. The redemption price for original issue discount debt securities will be specified in the prospectus supplement for such debt securities. Furthermore, the issuers must give the holder between 30 and 60 days’ notice before redeeming the debt securities. No notice may be given earlier than 90 days prior to the earliest date on which we, but for such redemption, would be obligated to pay such additional amounts, and the obligation to pay such additional amounts must remain in effect at the time notice is given.

Embraer, Embraer Finance or the issuers, as the case may be, shall pay all present or future stamp, issue, registration, documentary or other similar duties, if any, which may be imposed by Brazil, the Netherlands or any other governmental entity or political subdivision therein or thereof, or any taxing authority of or in any of the foregoing, with respect to the applicable indenture or the issuance of the debt securities.

Open Market Purchases

Subject to any restrictions that will be described in the applicable prospectus supplement, Embraer or its Affiliates may at any time purchase debt securities from investors who are willing to sell from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. Debt securities that issuers or they purchase may, in Embraer’s discretion, be held, resold or canceled, but will only be resold in compliance with applicable requirements or exemptions under the relevant securities laws.

Unless otherwise indicated in the applicable prospectus supplement, all payments in respect of the debt securities issued thereunder and the related guarantee, if any, will be made without withholding or deduction for or on account of any present or future taxes, duties, assessments, or other governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or on behalf of (i) Brazil (“Brazilian Taxes”), (ii) the Netherlands (in the case of securities issued under the Embraer Finance indenture) (“Dutch Taxes”), or (iii) any other jurisdiction or political subdivision thereof having power to tax in which Embraer Finance (in the case of securities issued under the Embraer Finance indenture), Embraer or any successor thereto is organized or incorporated or is a resident for tax purposes, as applicable (each such jurisdiction, a “Relevant Taxing Jurisdiction”), unless Embraer or Embraer Finance, as applicable, is compelled by law to deduct or withhold such taxes, duties, assessments or governmental charges. In such event, Embraer or Embraer Finance, as applicable, will make such deduction or withholding, will make payment of the amount so withheld to the appropriate governmental authority and will pay to each holder such additional amounts as may be necessary in order that every net payment made by Embraer or Embraer Finance, as applicable, on each debt security of that series or the related guarantee after deduction or withholding for or on account of any Brazilian Taxes or Dutch Taxes, as the case may be, will equal the respective amounts of principal of, or premium, if any, or interest which would have been receivable in respect of the debt securities in the absence of such withholding or deduction. Notwithstanding the foregoing, neither Embraer nor Embraer Finance will have to pay additional amounts:

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to, or to a third party on behalf of, a holder who is liable for such taxes, duties, assessments or governmental charges in respect of such debt security by reason of his having some connection with a Relevant Taxing Jurisdiction other than the mere holding of the debt security and the receipt of payments with respect to the debt security or the related guarantee;

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in respect of debt securities surrendered (if surrender is required) more than 30 days after the Relevant Date (as defined below) except to the extent that the holder of such debt security would have been entitled to such additional amounts on surrender of such debt security for payment on the last day of such period of 30 days;

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where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to any European Union Directive on the taxation of savings implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 or any law implementing or complying with, or introduced in order to conform to, such directive;

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to, or to a third party on behalf of, a holder who is liable for such taxes, duties, assessments or other governmental charges by reason of such holder’s failure to comply with any certification, identification or other reporting requirement concerning the nationality, residence, identity or connection with a Relevant Taxing Jurisdiction, if (a) such compliance is required or imposed by law as a precondition to exemption from all or a part of such tax, duty, assessment or other governmental charge and (b) Embraer or Embraer Finance, as applicable, has given the holders at least 30 days’ notice that holders will be required to comply with such requirement;

•	in respect of any estate, inheritance, gift, sales, transfer, personal property or similar tax, assessment or governmental charge;

•

in respect of any tax, assessment or other governmental charge which is payable other than by deduction or withholding from payments of principal of, or premium, if any, or interest on the debt security or by direct payment by Embraer or Embraer Finance in respect of claims made against it; or

•	in respect of any combination of the above.

The applicable prospectus supplement may describe additional circumstances in which the issuers would not be required to pay additional amounts.

For purposes of the provisions described above, “Relevant Date” means whichever is the later of (i) the date on which such payment first becomes due and (ii) if the full amount payable has not been received by the trustee on or prior to such due date, the date on which notice is given to the holders that the full amount is so received by the trustee. The debt securities are subject in all cases to any tax, fiscal or other law or regulation or administrative or judicial interpretation. Except as specifically provided above, neither Embraer nor Embraer Finance will be required to make a payment with respect to any tax, assessment or governmental charge imposed by any government or a political subdivision or taxing authority thereof or therein.

In the event that additional amounts actually paid with respect to the debt securities are based on rates of deduction or withholding of withholding taxes in excess of the appropriate rate applicable to the holder of such debt securities, and, as a result thereof such holder is entitled to make claim for a refund or credit of such excess from the authority imposing such withholding tax, then such holder shall, by accepting such debt securities, be deemed to have assigned and transferred all right, title, and interest to any such claim for a refund or credit of such excess to Embraer or Embraer Finance, as the case may be.

Any reference in this prospectus or the applicable prospectus supplement, the indenture or the debt securities to principal, interest or any other amount payable in respect of the debt securities will be deemed also to refer to any additional amount, unless the context requires otherwise, that may be payable with respect to that amount under the obligations referred to in this subsection.

Certain Covenants of the Issuers

Mergers and Similar Transactions

Unless otherwise specified in the applicable prospectus supplement, Embraer will covenant that it will not, without the consent of the holders of a majority in aggregate principal amount of the debt securities of each series outstanding under the indenture, consolidate with or merge into any other corporation or convey or transfer all or substantially all of its properties or assets to any other person, unless:

•

the person formed by such consolidation or into which Embraer is merged or the person which acquires by conveyance or transfer all or substantially all of the properties or assets of Embraer, which the issuers refer to as the “successor person,” will expressly assume via a supplemental indenture the due and punctual payment of the principal of and interest on all the debt securities issued or guaranteed under the applicable indenture and all other obligations of Embraer under the applicable indenture and the debt securities or guarantees, as the case may be, and, in case such consolidation, merger, conveyance or transfer involves Embraer Finance, Embraer will expressly reaffirm its obligations under the indenture and the debt securities;

•	immediately after giving effect to such transaction, no event of default with respect to any debt security issued under the applicable indenture will have occurred and be continuing;

•

Embraer has delivered to the trustee under the indenture an (i) officers’ certificate of Embraer stating that such consolidation, merger, conveyance or transfer and the supplemental indenture complies with this Exhibit and that all relevant conditions precedent provided in the applicable indenture, which relate to such transaction, have been complied with and (ii) an opinion of independent external counsel of recognized standing stating that such consolidation, merger, conveyance or transfer complies with this covenant and that all conditions, which relate to the transaction, have been complied with; and

•

the successor person will expressly agree to withhold against any tax, duty, assessment or other governmental charge thereafter imposed or levied by a Relevant Taxing Jurisdiction as a consequence of such consolidation, merger, conveyance or transfer with respect to the payment of principal of or interest on the debt securities, and to pay such additional amounts as may be necessary to ensure that the net amounts receivable by holders of the debt securities after any such withholding or deduction will equal the respective amounts of principal, premium (if any) and interest, as applicable, which would have been receivable in respect of the debt securities in the absence of such consolidation, merger, conveyance or transfer, subject to exceptions and limitations contained in “—Payment of Additional Amounts,” in relation to the successor jurisdiction.

Upon any consolidation, merger, conveyance or transfer in accordance with these conditions, the successor person will succeed to, and be substituted for, and may exercise every right and power of, Embraer under the debt securities or guarantee of Embraer, as applicable, with the same effect as if the successor person had been named as the issuer or guarantor, as applicable, of the debt securities issued under the applicable indenture. If a successor person is organized in or considered to be resident in a jurisdiction other than Brazil or the Netherlands, such jurisdiction will be referred to as a “successor jurisdiction.” No successor person will have the right to redeem the debt securities unless Embraer or Embraer Finance, as applicable, would have been entitled to redeem the debt securities in similar circumstances.

If the conditions described above are satisfied, Embraer will not need to obtain the consent of the holders in order to merge or consolidate or convey or transfer all or substantially all of its properties or assets to any other person. Also, Embraer will not need to satisfy these conditions if Embraer enters into other types of transactions, including the following:

•	any transaction in which Embraer acquires the stock or assets of another person;

•	any transaction that involves a change of control of Embraer, but in which Embraer does not merge or consolidate; and

•	any transaction in which Embraer sells or otherwise disposes of less than substantially all of its properties or assets.

Limitation on Liens

Unless otherwise specified in the applicable prospectus supplement, Embraer will covenant that for so long as any debt securities remain outstanding, Embraer will not, create, incur, issue or assume any Indebtedness (as defined below) secured by any mortgage, pledge, lien, hypothecation, security interest or other encumbrance (each a “Lien”), except for Permitted Liens (as defined below), without securing the outstanding debt securities equally and ratably therewith or prior thereto. The (1) giving of a guarantee that is secured by a Lien upon or in respect of any of Embraer’s assets, and (2) creation of a Lien upon or in respect of any of Embraer’s assets to secure Indebtedness that existed prior to the creation of such Lien, shall be deemed to involve the incurrence of Indebtedness in an amount equal to the principal amount of such Indebtedness secured by such Lien.

For purposes of this covenant, “Permitted Liens” means any Lien:

a)

granted upon or with regard to any property acquired after the date of the indenture by Embraer to secure the purchase price of such property or to secure Indebtedness incurred solely for the purpose of financing the acquisition of such property; provided, however, that the maximum sum secured thereby shall not exceed the purchase price of such property or the Indebtedness incurred solely for the purpose of financing the acquisition of such property;

b)

in existence on the date of the indenture and any extension, renewal or replacement thereof; provided, however, that the total amount of Indebtedness so secured shall not exceed the amount so secured on the date of the indenture;

c)

arising in the ordinary course of business of Embraer in connection with the financing of any aircraft owned by us that is leased to another person; provided, however, that such Lien is limited to such aircraft;

d)	arising by operation of law, such as tax, merchants’, maritime or other similar Liens arising in the ordinary course of business of Embraer;

e)	arising in the ordinary course of business in connection with the financing of export, import or other trade transactions by Embraer;

f)

granted upon or with regard to any present or future asset or property related in respect of Indebtedness which is owed to (1) any Brazilian governmental credit agency (including, but not limited to the Brazilian National Treasury, Banco Nacional de Desenvolvimento Econômico e Social, BNDES Participações S.A. (“BNDESPAR”), Financiadora de Estudos e Projetos (“FINEP”) and Agência Especial de Financiamento Industrial (“FINAME”), (2) any international official export-import bank or official export-import credit insurer, or (3) the International Finance Corporation or any international multilateral or government-sponsored agency;

g)

(1) existing with respect to any assets of a person at the time such person is merged or consolidated with or into Embraer (and such Lien is not incurred in anticipation of such transaction), provided that such Lien is not extended to any asset of Embraer other than the assets of such person affected thereby prior to giving effect to such merger or consolidation, (2) existing on any assets at the time of the acquisition thereof (and not incurred in anticipation of such transaction), and (3) to secure any extension, renewal, refinancing, refunding or exchange (or successive extensions, renewals, refinancing, refunding or exchanges), in whole or in part, of or for any Indebtedness secured by Liens referred to above, provided that such liens do not extend to any other property;

h)	created pursuant to any order of attachment or similar legal process arising in connection with court proceedings which are being contested by Embraer in good faith and by appropriate proceedings;

i)

on any property or assets in connection with Indebtedness related to any regulated program for industrial or defense development related to the activities performed by Embraer imposed or entered into as a result of the regulations or requirements of an applicable governmental authority; provided, however, that such lien is limited to such property or assets associated with such regulated program;

j)	existing on any asset prior to the acquisition thereof by Embraer and not created in contemplation of such acquisition;

k)	created over funds reserved for the payment of principal, interest and premium, if any, due in respect of debt securities issued by Embraer or guaranteed by Embraer under the applicable indenture;

l)	arising from Capitalized Lease Obligations entered into by Embraer in the ordinary course of business; or

m)

granted after the date of the indenture upon or in respect of any assets of Embraer other than those referred to above, provided that the aggregate amount of Indebtedness secured pursuant to this exception shall not, on the date any such Indebtedness is incurred, exceed an amount equal to 10% of Embraer’s stockholders’ equity (calculated on the basis of Embraer’s latest quarterly unaudited or annual audited consolidated financial statements, whichever is the most recently prepared in accordance with International Financial Reporting Standards, or IFRS, as issued by the International Accounting Standards Board, or IASB, and currency exchange rates prevailing on the last day of the period covered by such financial statements).

Defeasance and Discharge

The following discussion of full defeasance and discharge and covenant defeasance and discharge will only be applicable to the holder’s series of debt securities if the issuers choose to apply them to that series, in which case the issuers will so state in the applicable prospectus supplement.

If the applicable prospectus supplement states that full defeasance will apply to a particular series, Embraer and Embraer Finance (in the case of debt securities issued under the Embraer Finance indenture) will be legally released from any payment and other obligations on the debt securities, except for various obligations described below (called “full defeasance”), provided that Embraer or Embraer Finance, as applicable, in addition to other actions, put in place the following arrangements for the holder to be repaid:

•

Embraer or Embraer Finance, as applicable, must irrevocably deposit in trust for the holder’s benefit and the benefit of all other holders of the debt securities of the applicable series a combination of money and (unless otherwise specified in the applicable prospectus supplement) U.S. government or U.S. government agency debt securities or bonds that in the opinion of a firm of nationally recognized independent public accountants, will generate enough cash to make interest, principal and any other payments, including additional amounts, on the debt securities of the applicable series on their various due dates.

•

Embraer or Embraer Finance must deliver to the trustee a legal opinion of outside counsel, based upon a ruling by the U.S. Internal Revenue Service or upon a change in applicable U.S. federal income tax law, confirming that under then-current U.S. federal income tax law, Embraer or Embraer Finance, as applicable, may make the above deposit without causing the holder to be taxed on the debt securities of the applicable series any differently than if Embraer or Embraer Finance, as applicable, did not make the deposit and instead repaid the debt securities itself of the applicable series.

If Embraer or Embraer Finance ever did accomplish full defeasance as described above, the holder would have to rely solely on the trust deposit for repayment on the debt securities of the applicable series. The holder could not look to Embraer or Embraer Finance for repayment in the unlikely event of any shortfall. However, even if Embraer or Embraer Finance takes these actions, a number of obligations relating to the debt securities or guarantees, if any, will remain. These include the following obligations:

•	to register the transfer and exchange of debt securities;

•	to replace mutilated, destroyed, lost or stolen debt securities;

•	to maintain paying agencies; and

•	to hold money for payment in trust.

Covenant Defeasance

If the applicable prospectus supplement states that covenant defeasance will apply to a particular series of debt securities, Embraer or Embraer Finance can make the same type of deposit described above and be released from all or some of the restrictive covenants, if any, that apply to the debt securities of that particular series. This is called “covenant defeasance.” In that event, the holder would lose the protection of those restrictive covenants but would gain the protection of having money and (unless otherwise specified in the applicable prospectus supplement) debt securities set aside in trust to repay the debt securities. In order to achieve covenant defeasance, Embraer or Embraer Finance would be required to take all of the steps described above under “—Defeasance and Discharge” except that the opinion of counsel would not have to refer to a change in U.S. federal income tax laws or a ruling from the U.S. Internal Revenue Service.

If Embraer or Embraer Finance were to accomplish covenant defeasance, the following provisions of the indenture and/or the debt securities of the applicable series would no longer apply:

•	any covenants applicable to the series of debt securities and described in the applicable prospectus supplement; and

•	the events of default relating to breach of the defeased covenants, described below under “—Events of Default—What Is An Event of Default?”.

If either Embraer or Embraer Finance accomplishes covenant defeasance, the holder would still be able to look to it for repayment of the debt securities of the applicable series if there were a shortfall in the trust deposit. If any event of default occurs and the debt securities of the applicable series become immediately due and payable, there may be such a shortfall. Depending on the event causing the default, the holder may not be able to obtain payment of the shortfall.

Ranking

The debt securities and the guarantees, if any, will rank equally with all of Embraer’s other unsecured and unsubordinated Indebtedness.

The notes and the guarantees will be (i) effectively subordinated to all of Embraer Finance’s and Embraer’s existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness and (ii) structurally subordinated to all of the existing and future liabilities of its respective subsidiaries.

Events of Default

Each indenture provides that the holder will have special rights if the holder holds debt securities issued under that indenture and an event of default occurs under that indenture and is not cured or waived, as described later in this subsection and as may be specified in the applicable prospectus supplement.

What Is an Event of Default?

Each indenture provides that the term “Event of Default” with respect to any series of debt securities means any of the following:

•

failure to pay any interest (or additional amounts, if any) on any of the debt securities of that series on the date when due, which failure continues for a period of 30 days; or failure to pay any principal or premium, if any (or additional amounts, if any), on any of the debt securities of that series on the date when due;

•

Embraer or Embraer Finance (in the case of securities issued under the Embraer Finance indenture) fail to duly perform or observe any other covenant or agreement in respect of the debt securities of that series and such failure continues for a period of 60 days after Embraer or Embraer Finance, as applicable, receive a notice of default stating that the issuers are in breach. The notice must be sent by either the trustee or holders of 25% of the principal amount of debt securities of the affected series;

•

the maturity of any Indebtedness of Embraer Finance, Embraer or any Subsidiary in a total aggregate principal amount of US$50 million (or the equivalent in other currencies) or more is accelerated in accordance with the terms of such Indebtedness, or the failure by Embraer Finance, Embraer or any Subsidiary to make payment at maturity of such Indebtedness (after giving effect to any grace period provided in the terms of such Indebtedness);

•

one or more final judgments or decrees for the payment of money in excess of US$50 million (or the equivalent in other currencies) in the aggregate are rendered against Embraer Finance, Embraer or any Subsidiary and are not paid (whether in full or in installments in accordance with the terms of the judgment) or otherwise discharged and, in the case of each such judgment or decree, either (i) an enforcement proceeding has been commenced by any creditor upon such judgment or decree and is not dismissed within 60 days following commencement of such enforcement proceedings or (ii) there is a period of 60 days following such judgment during which such judgment or decree is not discharged, waived or the execution thereof stayed;

•

Embraer Finance, Embraer or a Significant Subsidiary: (i) commences a voluntary case or files a request or petition for a writ of execution to initiate bankruptcy proceedings or have itself adjudicated as bankrupt; (ii) applies for or consents to the entry of an order for relief against it in an involuntary case; (iii) applies for or consents to the appointment of a custodian of it or for any substantial part of its property; (iv) makes a general assignment for the benefit of its creditors; (v) proposes or agrees to an accord or composition in bankruptcy between itself and its creditors; or (vi) files for a reorganization of its debts (judicial or extrajudicial recovery);

•

a court of competent jurisdiction enters an order or decree under any bankruptcy law that: (i) is for relief against Embraer Finance, Embraer or any Significant Subsidiary in an involuntary case; (ii) appoints a custodian of Embraer Finance, Embraer or any Significant Subsidiary or for any substantial part of the property of Embraer Finance, Embraer or any Significant Subsidiary; (iii) orders the winding up or liquidation of Embraer Finance, Embraer or any Significant Subsidiary; (iv) adjudicates Embraer Finance, Embraer or any Significant Subsidiary as bankrupt or insolvent; (v) ratifies an accord or composition in bankruptcy between Embraer Finance, Embraer or any Significant Subsidiary and the respective creditors thereof; or (vi) grants a judicial or extrajudicial recovery to Embraer Finance, Embraer or any Significant Subsidiary, and the order or decree remains unstayed and in effect for 60 days;

•

a final judgment or judgments (not subject to appeal) determines the guarantees of such debt securities to be unenforceable or invalid, such guarantees cease for any reason to be valid and binding or enforceable against Embraer, or any person acting on its behalf denies or disaffirms its obligations under such guarantees; or

•	an Illegality Event shall have occurred and be continuing.

The Trustee shall not be charged with knowledge of any default or event of default with respect to the debt securities unless a written notice of such default or event of default shall have been given to an officer of the trustee with direct responsibility for the administration of the indenture and the debt securities, by Embraer or Embraer Finance or any holder of the applicable series of debt securities.

An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indenture, although the default and acceleration of one series of debt securities may trigger a default and acceleration of another series of debt securities.

Remedies upon an Event of Default

Except as provided in the next sentence, if an event of default has occurred and is continuing, the trustee may, or at the written request of holders of not less than 25% in principal amount of the outstanding debt securities of that series will, declare the entire principal amount of the debt securities of that series to be due and payable immediately and upon any such declaration, the principal, accrued interest and any unpaid additional amounts will become immediately due and payable. If an event of default occurs because of a bankruptcy, insolvency or reorganization relating to Embraer or Embraer Finance, as applicable, the entire principal amount of the debt securities of that series will be automatically accelerated, without any declaration or action by the trustee or any holder, and any principal, accrued interest or additional amounts will become due and payable.

Each of the situations described above is called an acceleration of the maturity of the debt securities under the indenture. If the maturity of the debt securities of any series is accelerated and a judgment for payment has not yet been obtained, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may cancel the acceleration of the debt securities, provided that Embraer or Embraer Finance, as applicable, has paid or deposited with the trustee under the indenture a sum sufficient to pay (i) all overdue interest and any additional amounts on all of the debt securities of the series, (ii) the principal of any debt securities of the series which have become due (other than amounts due solely because of the acceleration), (iii) interest upon overdue interest at the rate borne by (or prescribed therefor in) the debt securities of that series (to the extent that payment of this interest is lawful), and (iv) all sums paid or advanced by the trustee under the indenture and all amounts Embraer or Embraer Finance, as applicable, owe the trustee; and provided, further, that all other defaults with respect to the debt securities of that series have been cured or waived.

The Trustee is not required under the indenture to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the indenture, or in the exercise of any of its rights or powers, if the trustee has reasonable grounds for believing that repayment of the funds or adequate indemnity against such risk or liability is not reasonably assured to it.

Before the holders bypass the Trustee and bring their own lawsuit or other formal legal action or take other steps to enforce their rights or protect their interests relating to the debt securities, the following must occur:

•	the holders must give the trustee under the indenture written notice of a continuing event of default;

•

the holders of not less than 25% in principal amount of the outstanding debt securities of the series must make a written request that the trustee institute proceedings in respect of the event of default;

•	they or other holders must offer to the trustee indemnity or security satisfactory to the trustee against the costs, expenses and liabilities to be incurred in taking that action;

•	the trustee must not have taken action for 60 days after the above steps have been taken; and

•

during those 60 days, the holders of a majority in principal amount of the outstanding debt securities of the series must not have given the trustee directions that are inconsistent with the written request of the holders of not less than 25% in principal amount of the debt securities of the series.

Under the indenture, the holders are entitled, however, at any time to bring a lawsuit for the payment of money due on the holders’ security on or after its due date and which was not paid in full by Embraer or Embraer Finance.

Street name and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration of the maturity of the debt securities.

Waiver of Default

The holders of not less than a majority in principal amount of the debt securities of any series may waive any default for the debt securities of the series, except for defaults which cannot be waived without the consent of each holder. If this happens, the default will be treated as if it had not occurred. No one can waive a payment default, however, without the approval of each holder of the affected series of debt securities.

Street name and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to waive a default.

Certain Defined Terms

The following terms have the specified meanings for purposes of the indenture and the debt securities:

“Indebtedness” means, with respect to any person, any amount payable (whether as a direct obligation or indirectly through a guarantee by such person) pursuant to (i) an agreement or instrument involving or evidencing money borrowed, (ii) a conditional sale or a transfer with recourse or with an obligation to repurchase or (iii) a Capitalized Lease Obligation; provided, however, that, as used in the cross-acceleration provision described in the third bullet point under “Events of Default—What is an Event of Default?”, “Indebtedness” will not include any payment made by us on behalf of an Affiliate, upon any Indebtedness of such Affiliate becoming immediately due and payable as a result of a default by such Affiliate, pursuant to a guarantee or similar instrument provided by us in connection with such Indebtedness, provided that such payment made by us is made within five business days of notice being provided to us that payment is due under such guarantee or similar instrument.

“Affiliate” means, with respect to any specified person, (a) any other person which, directly or indirectly, is in control of, is controlled by or is under common control with such specified person or (b) any other person who is a director or officer (i) of such specified person, (ii) of any subsidiary of such specified person or (iii) of any person described in clause (a) above. For purposes of this definition, control of a person means the power, direct or indirect, to direct or cause the direction of the management and policies of such person whether by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Capitalized Lease Obligation” means any obligation which is required to be classified and accounted for as a capital lease on the face of a balance sheet of such person prepared in accordance with IFRS; the amount of such obligation shall be the capitalized amount thereof, determined in accordance with IFRS; and the maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

“Hedging Agreement” means (i) any interest rate swap agreement, interest rate cap agreement or other agreement designed to protect against fluctuations in interest rates or (ii) any foreign exchange forward contract, currency swap agreement or other agreement designed to protect against fluctuations in foreign exchange rates.

“Illegality Event” means an event as a result of which it becomes and continues to be unlawful for Embraer or Embraer Finance, as applicable, to perform or comply with any one or more of its obligations under the debt securities, the guarantees, if any, or the indenture.

“Significant Subsidiary” means any Subsidiary of Embraer which, at the time of determination, either (a) had assets which, as of the date of Embraer’s most recent unaudited quarterly or audited annual consolidated balance sheet, constituted at least 10% of Embraer’s total assets on a consolidated basis as of such date, or (b) had revenues for the 12-month period ending on the date of Embraer’s most recent unaudited quarterly or audited annual consolidated statement of income which constituted at least 10% of Embraer’s total revenues on a consolidated basis for such period.

“Subsidiary” means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of capital stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (a) Embraer, (b) Embraer and one or more Subsidiaries or (c) one or more Subsidiaries.

Regarding the Trustee

The Bank of New York Mellon will serve as the trustee under the applicable indenture. The Bank of New York Mellon may from time to time have other business relationships with Embraer and its Affiliates.

Description of the Guarantees

The following description of the terms and provisions of the guarantees summarizes the general terms that will apply to each guarantee that we deliver in connection with an issuance of debt securities by Embraer Finance. When Embraer Finance sells a series of its debt securities, Embraer will execute and deliver a guarantee of that series of debt securities under the indenture.

Pursuant to any guarantee, Embraer will irrevocably and unconditionally agree, upon the failure of Embraer Finance to make the required payments under the applicable series of debt securities and the indenture, to make any required payment. The amount to be paid by Embraer under the guarantee will be an amount equal to the amount of the payment Embraer Finance fails to make.

Group Financing Company Exemption

Embraer Finance relies on the group financing company exemption of article 3:2 of the Dutch financial supervision act, as amended from time to time (Wet op het financieel toezicht) for the issuance of debt securities. In order to be exempt from the requirement of a banking license under Dutch law, Embraer Finance and Embraer must ensure the following conditions are met during the term of the debt securities and the term of the guarantee: (i) Embraer, as the parent company, unconditionally and irrevocably guarantees any obligations and any debt incurred in connection with the debt securities; (ii) Embraer maintains at all times a positive consolidated shareholders’ equity (geconsolideerd vermogen); (iii) Embraer at all times ensures that Embraer Finance complies with its obligations with obligations (including any payment obligations) under or in connection with the debt securities; (iv) Embraer Finance extends at least 95% of the proceeds of the issuance of the debt securities within the corporate group of which Embraer Finance forms part; and (v) the main activity of Embraer Finance’s corporate group is not the business of granting credits for its own account outside the corporate group of which Embraer Finance forms part, which includes, but is not limited to, granting financial leases. Embraer Finance must on an ongoing basis be able to demonstrate that the above conditions are met. If at any time Embraer Finance cannot demonstrate that the conditions are met, this will be qualified as breach of the group financing company exemption of article 3:2 of the Dutch financial supervision act, as amended from time to time (Wet op het financieel toezicht).